                            DATED November 27, 1999






                              MARK ROBINSON AND OTHERS
                                  (THE "VENDORS")








                                 WHITTMAN-HART INC.
                                 (THE "PURCHASER")






                                  MERGER AGREEMENT










                              MCDERMOTT, WILL & EMERY
                                   7 BISHOPSGATE
                                       LONDON
                                      EC2N 3AQ

                                TEL:  0207 577 6900
                                FAX:  0207 577 6950

                                 TABLE OF CONTENTS

                                                              Page
1.    Interpretation . . . . . . . . . . . . . . . . . . . . . .2

2.    Sale of shares . . . . . . . . . . . . . . . . . . . . . .6

3.    Consideration. . . . . . . . . . . . . . . . . . . . . . .6

4.    Completion . . . . . . . . . . . . . . . . . . . . . . . .7

5.    Warranties . . . . . . . . . . . . . . . . . . . . . . . .8

6.    Confidentiality Undertaking. . . . . . . . . . . . . . . 11

7.    Announcements. . . . . . . . . . . . . . . . . . . . . . 12

8.    Registration of Consideration Shares . . . . . . . . . . 13

9.    Shareholders Agreement . . . . . . . . . . . . . . . . . 13

10.   Provisions relating to this Agreement. . . . . . . . . . 15

11.   Law and Jurisdiction . . . . . . . . . . . . . . . . . . 18

SCHEDULE 1 : THE VENDORS . . . . . . . . . . . . . . . . . . . 20

SCHEDULE 2 : PART I - THE COMPANY. . . . . . . . . . . . . . . 29

SCHEDULE 2 : PART II - THE SUBSIDIARIES. . . . . . . . . . . . 30

SCHEDULE 3 : WARRANTIES. . . . . . . . . . . . . . . . . . . . 32

SCHEDULE 4 : TAX . . . . . . . . . . . . . . . . . . . . . . . 55

SCHEDULE 5 : PARTICULARS OF PREMISES . . . . . . . . . . . . . 69

SCHEDULE 6 : EARN OUT PAYMENTS . . . . . . . . . . . . . . . . 72

SCHEDULE 7 : WARRANTORS' AND PURCHASER'S PROTECTION. . . . . . 77

 THIS AGREEMENT is dated November 27, 1999 and made

BETWEEN:

(1)  THE PERSONS whose names and addresses are as set out in the first column of
     Schedule 1 (the "VENDORS"); and

(2) WHITTMAN-HART INC. (the "PURCHASER"), a company organised under the laws of Delaware having its principal place of business at 311 South Wacker Drive, Suite 3500, Chicago, Illinois.

BACKGROUND:

(A) The Vendors wish to merge the operations of Fulcrum Solutions Limited and its subsidiaries with the UK operations of the Purchaser.

(B) The Vendors and the Purchaser wish the merger to be accomplished by the acquisition of the entire issued A shares, B shares, D Shares and E Shares in the share capital of Fulcrum Solutions Limited in return for common stock in the Purchaser and cash and subject to the terms of this Agreement.

(C) The Purchaser will also acquire all the common stock in Fulcrum Solutions Inc. not owned by the Company under a separate share sale agreement to be entered into on the date hereof.

(D) A further US$497,589 will be applied to purchase 29,653 options in Whittman-Hart, Inc. at US$16.78 per option for the benefit of the existing optionholders of the Company.

THE PARTIES AGREE THAT:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement where the context admits:

     "AFFILIATE" means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company for the time being.

     "AGREED FORM" means, in relation to any document, a document in the terms signed or initialled by or on behalf of the Purchaser and the Representatives for identification.

     "AUDITED ACCOUNTS" means the audited consolidated balance sheet of the Company and the Subsidiaries made up as at the Balance Sheet Date and the audited consolidated profit and loss account of the Company and the Subsidiaries in respect of the financial year ended on the Balance Sheet Date including, in each case, the notes thereto and the directors' report and auditors' report.

     "BALANCE SHEET DATE" means 30 September 1999.

     "BASE CONSIDERATION" shall have the meaning given in clause 3:

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London.

     "COMPANY" means Fulcrum Solutions Limited a company registered in England and Wales under number 03331163 and incorporated on 11 March 1997 as a private company limited by shares under the Companies Acts.

     "COMPANIES ACTS" means statutes from time to time in force concerning companies including (without limitation) the Companies Act 1985, the Companies Act 1989, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985.

     "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with clause 5.

     "COMPLETION DATE" means 27th November 1999.

     "CONSIDERATION" means the consideration to be paid for the Sale Shares in accordance with clause 3.1.

     "CONSIDERATION SHARES" means the unregistered common stock in the Purchaser to be issued to the Vendors in accordance with clause 4 and/or schedule 6;

     "DIRECTORS" means in relation to the Company or any of the Subsidiaries, its directors or officers, as the case may be named in schedule 2 and "CONTINUING DIRECTORS" or "CONTINUING OFFICERS" means the persons named in part I of schedule 2 as continuing directors or officers of the Company respectively following Completion.

     "DISCLOSURE LETTER" means the letter dated the date hereof written and delivered by or on behalf of the Warrantors to the Purchaser in Agreed Form.

     "EARN-OUT PAYMENTS" means the amounts calculated and paid to the Vendors in accordance with the provisions of schedule 6.

     "ENCUMBRANCE" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement and any rental, hire purchase, credit sale, or other agreement for payment on deferred terms.

     "FSI" means Fulcrum Solutions Inc. a company organised under the laws of Delaware having its principal place of business at 885 Third Avenue, New York, New York 10022.

     "PREMISES" means the land and premises particulars of which are set out in schedule 5.

     "PURCHASER'S DISCLOSURE LETTER" means the letter dated the date hereof written and delivered by or on behalf of the Purchaser to the Vendors in Agreed Form.

     "PURCHASER'S GROUP" means the Purchaser and each of its Affiliates including, after Completion, the Company and each of the Subsidiaries.

     "PURCHASERS' SOLICITORS" means McDermott, Will & Emery of 7 Bishopsgate, London, EC2N 3AQ.

     "RETENTION" shall have the meaning given in clause 5.5.

     "RELEVANT CLAIM" shall have the meaning given in Schedule 7.

     "REPRESENTATIVES" shall mean the persons referred to in clause 10.9.2 or such other persons notified to the Purchaser in accordance with clause 10.9.3.

     "SALE SHARES" means the shares to be bought and sold pursuant to clause 2.1 being all the issued shares in the capital of the Company.

     "STOCK VALUE EQUIVALENT" means, as regards the Base Consideration 337,262 Consideration Shares, as regards the Retention 16,340 Consideration Shares and as regards the Earn Out Payments such number of Consideration Shares which when multiplied by the average of the closing price for common stock in the Purchaser for fifteen (15) Business Days up to and including the fifth Business Day prior to the relevant date as at which the amount is determined that equals the amount due to be paid and satisfied by the issue of Consideration Shares under this Agreement.

     "SUBSIDIARIES" means the companies details of which are set out in part II of schedule 2.

     "TAX DEED" means the deed in Agreed Form relating to taxation, to be executed and delivered on the date of this Agreement.

     "VENDOR DIRECTORS" means those persons nominated by the Vendors as directors pursuant to paragraph 8 of schedule 6.

     "VENDORS' SOLICITORS" means Wilde Sapte of 1 Fleet Place, London EC4M 7WS.

     "WARRANTIES" means the warranties by the Vendors implied by the words "with full title guarantee" in clause 2.1 and the Warranties set out in schedules 3 and 4, and all other warranties, covenants and indemnities contained in this Agreement or implied by law, but shall not include any of the warranties contained in the Tax Deed.

     "WARRANTORS" means Mark Robinson, Steven Anderson, David Kilpatrick and Daniel Keating.

1.2  CONSTRUCTION OF CERTAIN REFERENCES

     In this Agreement, where the context admits:

     1.2.1 words and phrases the definitions of which are contained or referred to in Part XXVI Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

     1.2.2 references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("LAWS") shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced or as their application is modified by other Laws as at the date of this Agreement;

     1.2.3 where any statement is to the effect that the Warrantors or the Purchaser are not aware of any matter or circumstance, or is a statement qualified by the expression "SO FAR AS THE WARRANTORS ARE AWARE", "TO THE BEST OF THE WARRANTORS' KNOWLEDGE AND BELIEF" or "SO FAR AS THE PURCHASER IS AWARE" any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry;

     1.2.4 references to clauses and schedules are references to clauses of and schedules to this Agreement, references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears, and references to this Agreement include the schedules;

     1.2.5 references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include all such genders;

     1.2.6 "PERSON" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

     1.2.7     "COMPANY" includes any body corporate.

     1.2.8 references to the Vendors or Warrantors include a reference to each of them.

1.3  JOINT AND SEVERAL LIABILITIES

     All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are unless otherwise expressed given or entered into jointly and severally.

1.4  HEADINGS

     The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5  SCHEDULES

     Each of the schedules shall have effect as if set out herein.

2.   SALE OF SHARES

2.1  SALE AND PURCHASE

     Subject to the terms of this Agreement, each of the Vendors shall sell with full title guarantee, free from all Encumbrances and together with all rights now or hereafter attaching thereto, the number of Sale Shares set opposite his name in the second column of schedule 1, and the Purchaser shall purchase all such Sale Shares, consisting of 1,742,997 A Shares of 1p each, 58,911 B shares of 10p each, 333,480 D Shares of 1p each and 23,343,600 E Shares of 0.01p each.

2.2  NO SALE OF PART ONLY

     Neither the Vendors nor the Purchaser shall be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously.

2.3  WAIVER OF PRE-EMPTION RIGHTS

     Each of the Vendors hereby waives any pre-emption rights he may have relating to the Sale Shares whether conferred by the Company's Memorandum and Articles of Association or otherwise.

3.   Consideration

3.1  AMOUNT

     The total consideration for the Sale Shares shall be the sum of:

     3.1.1 US$1,935,385 in cash and 337,262 Consideration Shares to be issued under Clause 4.4 ("Base Consideration");

     3.1.2 the 16,340 Consideration Shares to be issued, in accordance with clause 5.5 ("Retention"); and

     3.1.3     the Earn-Out Payments

     Such consideration shall be apportioned among the Vendors, unless otherwise specified, in accordance with the appropriate percentage as set out in schedule 1.

4.   COMPLETION


4.1  DATE AND PLACE OF COMPLETION

     Completion shall take place at the offices of the Vendors' Solicitors on the Completion Date.

4.2  VENDORS' OBLIGATIONS

     On Completion the Vendors shall subject to the due performance by the Purchaser of its obligations under clause 4.3:

     4.2.1     deliver to the Purchaser:

          (a) transfers of the Sale Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominees together with the relative share certificates or an indemnity in respect of any missing certificates;

          (b) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares; and

          (c)  certified copy powers of attorney in the Agreed Form;

     4.2.2 procure that the Directors (other than the Continuing Directors) and the secretary or secretaries of the Company and the Subsidiaries retire from all their offices with the Company and the Subsidiaries, each delivering to the Purchaser a deed (in the Agreed Form) made out in favour of the Company and/or the Subsidiaries acknowledging that he has no claim outstanding for compensation or otherwise;

     4.2.3 deliver to the Purchaser as agent for the Company and the Subsidiaries other than FSI all the statutory and other books of the Company and each of the Subsidiaries (other than FSI) and its/their certificate(s) of incorporation, any certificates of incorporation on change of name and common seal(s), certificates or indemnities in respect of all issued shares in the capital of each of the Subsidiaries; and

     4.2.4     deliver the Tax Deed duly executed by each of the Vendors;

     4.2.5 procure board meetings of the Company and of each of the Subsidiaries other than FSI to be held at which there shall be:

          (a) passed a resolution to approve, in the case of the Company, the transfers of the Sale Shares and (subject only to due stamping) to register, in the register of members, the Purchaser as the holder of the Sale Shares;

          (b) appointed as directors and/or secretary such persons as the Purchaser may nominate, such appointments to take effect immediately; and

          (c) tendered and accepted the resignations and acknowledgements of the directors and secretaries referred to in clause 4.2.2 each such acceptance to take effect at the close of the meeting.

4.3  PURCHASER'S OBLIGATIONS

     On Completion the Purchaser shall:

     4.3.1 pay such part of the Base Consideration to be satisfied in cash to the Vendors as set out in schedule 1 for the Sale Shares as provided by clause 3, by way of telegraphic transfer of funds for the same day value to the client account of the Vendors' Solicitors (Bank: National Westminster plc, Account Number:
               01759108 and Sort Code: 50-00-00); and

     4.3.2     deliver the Tax Deed duly executed by the Purchaser.

4.4  CONSIDERATION SHARES

     The Purchaser shall as soon as practicable, in any event no later than ten
     (10) Business Days after the Completion Date procure the issue of the Consideration Shares in respect of the Base Consideration to each of the Vendors, in accordance with the amounts set out in schedule 1.

4.5  VENDOR DIRECTORS

     The Purchaser shall as soon as practicable after completion procure that the Vendor Directors are appointed to the board of Whittman-Hart Limited.

5.   WARRANTIES

5.1  GENERAL

     5.1.1 The Vendors hereby severally warrant and represent to and for the benefit of the Purchaser the Warranties as set out in paragraphs
               3.1 and 3.2 of Schedule 3.

     5.1.2 The Warrantors hereby jointly and severally warrant to the Purchaser in the terms of the Warranties subject to the provisions of this Agreement and in particular the exclusions and limitations in schedule 7.

     5.1.3 Any sum payable by the Warrantors or the Vendors in respect of any breach of the Warranties shall be treated as a reduction in the Consideration.

5.2  DISCLOSURE

     The Warranties are given subject to facts and matters fairly disclosed in or by this Agreement or in the Disclosure Letter with sufficient details to identify the nature and scope of the matter disclosed and the Purchaser shall accordingly have no claim in respect of any of the Warranties in relation to any fact or matter so disclosed.

5.3  WARRANTIES TO BE INDEPENDENT

     Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

5.4  PURCHASER'S REMEDIES

     5.4.1 The parties acknowledge that they have not been induced to enter into this Agreement by, and that they do not in connection with this Agreement or its subject matter rely on, any representation, warranty, promise or assurance by the each other or any other person save for those contained in this Agreement and the Tax Deed.

     5.4.2 Nothing in this clause 5.4 shall exclude or affect any right or remedy available to either party in respect of fraud.

5.5  RETENTION

     5.5.1     The amount of the Retention shall:

          (a) be released to the Warrantors by issue of the Stock Value Equivalent of US$690,283 being 16,340 Consideration Shares on 31 March 2001 provided that no Relevant Claim is notified to the Warrantors in accordance with the provisions of schedule 7; or

          (b) be reduced by the amount of any Relevant Claim notified in accordance with the provisions of schedule 7 to the Warrantors and released to the Warrantors on 31 March 2001; or

          (c) be extinguished but without prejudice to the rights of the Purchaser in respect of its rights and remedies under this Agreement if during the period prior to 31 March 2001 a Relevant Claim in excess of the Retention is notified to the Warrantors in accordance with the provisions of schedule 7.

     5.5.2 If the liability of the Warrantors (as the same is defined in paragraph 2.3 of schedule 7) in respect of a Relevant Claim for which the whole or part of the Retention is reduced or extinguished in accordance with Clause 5.5.1, is:

          (a) less than the amount by which the Retention is reduced, the Purchaser shall release to the Warrantors the difference between the Retention received and the liability of the Warrantors; or

          (b) greater than the amount by which the Retention is reduced, the Warrantors shall pay the Purchaser the difference between the Retention received and the liability of the Warrantors.


5.6  INDEMNITY

     5.6.1     Clause 5.2 shall not apply to this clause 5.6.

     5.6.2 In the event that a Relevant Claim arises or the Company, its Subsidiaries or the Purchaser suffers any loss as a result of:

          (a)  a breach or breaches of the Warranty referred to in paragraphs 4,
               8.1 and 8.5 of schedule 3;

          (b) any dividend or other distribution having been declared or paid other wise than in accordance with the memorandum or articles of association of the Company or any of its subsidiaries and/or in accordance with the Companies Acts;

          (c) the litigation or dispute with or claims made by Goldstar Publications Limited and Euphony, insofar as any amounts finally settled or in respect of which judgment or order is given, exceed any professional indemnity insurance the Warrantors shall jointly and severally indemnify and hold harmless the Purchaser from and against any and all loss, damage, levy, fine, penalty, costs, expenses liability (including legal costs) caused by or arising from or incurred as a result of such breach, acts or omissions by the Company or any of its Subsidiaries.

     5.6.3 Notwithstanding the provisions of schedule 7, the Warrantors shall jointly and severally indemnify and hold harmless the Purchaser against 50 per cent. of any and all loss, damage, levy, fine, penalty, costs (including legal costs), expenses or liability caused by or arising from or incurred as a result of any breach, act or omission or failure in respect of the law applicable to and terms of including maintenance of insurance in respect thereof all "welfare benefit plans" (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee pension benefit plans" (as defined in section 3(2) of ERISA) bonus, profit sharing, deferred compensation incentive or other compensation plans or agreements, and other employee fringe benefit plans whether funded or unfunded, qualified or unqualified maintained or contributed to for the benefit of any of the employees of FSI including, for the avoidance of doubt, the 401(k) plan.

     5.6.4 The indemnities set out in this clause 5.6 shall be satisfied in the first place by reducing or extinguishing the Retention.

5.7  WARRANTIES BY PURCHASER

     5.7.1     The Purchaser warrants to each of the Vendors as follows:

          (a) the Purchaser has the requisite power and authority to enter into and perform this Agreement;

          (b) this Agreement will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms; and

          (c) subject to the provisions of schedule 7, so far as the Purchaser is aware there is nothing material in the context of this transaction affecting the business of Whittman-Hart Limited that would cause a reasonable vendor not to have entered into this Agreement on the terms of the Earn Out provisions set out in schedule 6.

     5.7.2     PURCHASER'S DISCLOSURE

               The Purchasers' warranty referred to in clause 5.7.1(c) is given subject to facts and matters fairly disclosed in or by this Agreement or in the Purchaser's Disclosure Letter with sufficient details to identify the nature and scope of the matter disclosed and the Vendors shall accordingly have no claim in respect of such warranty in relation to any fact or matters so disclosed.


6.   Confidentiality Undertaking

6.1  CONFIDENTIALITY

     Subject to clause 6.2 and to clause 7, each party:-

     6.1.1 shall treat as strictly confidential information obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement which relates to the negotiation of, or the provisions or subject matter of, this Agreement or to any other party ("CONFIDENTIAL INFORMATION"); and

     6.1.2 shall not, except with the prior written consent of each other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

6.2  PERMITTED DISCLOSURES

     Clause 6.1 shall not apply if and to the extent that the party disclosing Confidential Information can demonstrate that:

     6.2.1 such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it ( including but not limited to the Securities and Exchange Commission, the Panel on Take-overs and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law; or

     6.2.2 the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 6.1.1; or

     6.2.3 the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 6.1.2.

6.3  CONTINUANCE OF RESTRICTIONS

     The restrictions contained in this clause 6 shall survive Completion and shall continue without limit of time.

7.   ANNOUNCEMENTS

7.1  RESTRICTIONS

     Subject to clauses 7.2 and 7.4, and whether or not any restriction contained in clause 6 applies, no party to this Agreement shall make any announcement, (including, without limitation any communication to the public, to any customers or suppliers of the Company, or to all or any of the employees of the Company) concerning the provisions or subject matter of this Agreement or containing any information about any other party without the prior written approval of the others (which shall not be unreasonably withheld or delayed).

7.2  PERMITTED ANNOUNCEMENTS

     Clause 7.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including but not limited to the Securities and Exchange Commission, the Panel on Takeovers and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other parties.

7.3  CONTINUANCE OF RESTRICTIONS

     The restrictions contained in this clause 7 shall survive Completion and shall continue without limit of time.

7.4  ANNOUNCEMENTS TO CUSTOMERS AND SUPPLIERS

     The Vendors and the Purchaser shall as soon as practicable after Completion procure that a joint announcement in the Agreed Form of the sale and purchase of the Sale Shares is made to the customers and suppliers of the Company and each Subsidiary.

8.   REGISTRATION OF CONSIDERATION SHARES

8.1 Consideration Each issue of the Consideration Shares whether in satisfaction of the Base, Retention or each Earn Out Payment shall not be registered (and shall be exempt from registration) under the United States Securities Act of 1933, as amended (the "Securities Act").

8.2 Each Vendor acknowledges that the Consideration Shares have not been registered under the Securities Act and are being acquired for investment purposes and without a view to distribution thereof (as the terms "investment" and "distribution" are recognised under the Securities Act).

8.3 Each Vendor who is a United States resident or citizen covenants with the Purchaser that he will not attempt to sell or otherwise dispose of any of the Consideration Shares issued unless the sale or disposal is registered under the Securities Act or is exempt from registration thereunder. Each Vendor who is neither a United States resident nor United States citizen recognises that the Consideration Shares are being issued to him in reliance on the exemption afforded by Regulation S of the Rules and Regulations under the Securities Act and that such shares may not be offered or sold in the United States or to US persons (as defined in Regulations) for a period of 12 months from the date of issue or until prior registration of the Consideration Shares is effected under the Securities Act or an exemption from such registration is available.

8.4 The Purchaser shall at its expense use its reasonable endeavours to cause the registration of the Consideration Shares under Form S-3 under the Securities Act as soon as practicable after the issue of the Consideration Shares to the Vendors and maintain such registration for a period of one year from their issue provided that the Purchaser shall be entitled to delay any such filing and the use by the Purchaser of the prospectus or Registration Statement (as defined in the Securities Act) if it is reasonably determined that such filing or use would impede, delay or interfere with any significant financing, acquisition, or other transaction involving the Purchaser or require disclosure of material information which the Purchaser has a bona fide business purpose for preserving confidentiality.

8.5 Subject to clause 8.4, in the event that a Vendor wishes to sell or otherwise dispose of any Consideration Shares, he shall only do so through a broker nominated by the Purchaser from time to time.

8.6 The certificates representing the Consideration Shares shall bear a legend reflecting the limitations and restrictions set out in this clause 8 and the Purchaser may in accordance with the Securities Act, prevent or halt any transfer by placing stop orders with its transfer agents with respect to such certificates.

9.   SHAREHOLDERS AGREEMENT

     David Kilpatrick, Daniel Keating, Mark Robinson and Steven Anderson hereby agree that the Shareholders Agreement made among themselves relating to the business of the Company is hereby terminated and any antecedent or future claims that any of them may have as shareholders of the Company or otherwise under the agreement against each other or the Company is hereby waived.

10.  PROVISIONS RELATING TO THIS AGREEMENT

10.1 SUCCESSORS AND ASSIGNS

10.2 This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable save that the Purchaser may assign this Agreement to any member within the Purchaser's Group.

10.3 WHOLE AGREEMENT AND VARIATIONS

     10.3.1 This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter.

     10.3.2 No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.


10.4 AGREEMENT SURVIVES COMPLETION

     The Warranties and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

10.5 RIGHTS ETC CUMULATIVE AND OTHER MATTERS

     10.5.1 The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

     10.5.2 No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     10.5.3 No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

10.6 INVALIDITY

     If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

10.7 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Any party may enter into this Agreement by signing any such counterpart.

10.8 COSTS

     Save as otherwise expressly provided herein, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and completion of the sale and purchase as set out in this Agreement.

10.9 NOTICES

     10.9.1 Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 10.9.2 and may be:

          (a) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

          (b) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two (2) Business Days after the date of posting; or

          (c) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven (7) Business Days after the date of posting; or

          (d) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 09.00 on the next Business Day.

     10.9.2 The addresses and other details of the parties referred to in clause 10.9.1 are, subject to clause 10.9.3:

          FOR THE VENDORS:

          To the Representatives:

          Name:     Steven Anderson

          Address:  56 Gordon Avenue, Stanmore, Middlesex

                    HA7 3QH

          Name:     David Kilpatrick

          Address:  41 Colet Gardens, Hammersmith, London
                    W14 9DL

          Name:     Daniel Keating

          Address:  2A Dorset Road, London SW19 3HA

          Name:     Mark Robinson

          Address:  107 Nork Way, Banstead, Surrey SM7 1HN


          FOR THE PURCHASER:

          Name:     Whittman-Hart Inc.

          For the attention of:    David Shelow

          Address:  311 South Wacker Drive, Suite 3500, Chicago,
                    Illinois 60606-6618

          Fax number:    (+1) 312 602 6152

          With copies to:

          Name:     Whittman-Hart Limited

          For the attention of:    Ken Kinsella

          Address   1 Riverside, Manbre Road, London  W6 9WA

          Fax Number:    0208 741 0046

     10.9.3 Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 10.9.2 provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

     10.9.4 For the avoidance of doubt, any communication required to be given to any or all of the Vendors shall be deemed to be validly given if given to the Representatives in accordance with clause
               10.9.1 and each Vendor to which any communications relates shall be deemed to have received such communications on the 5th Business Day after the communication is received by the Representatives.

     10.9.5 Without prejudice to clause 10.9.4, upon receipt of any notice or other communication hereunder, the Representatives who have received the same shall confer with and appoint one of their number to pass the said notice or communication to each of the other Vendors on the day of receipt of the same by the Representatives or as soon as practicable thereafter.

     10.9.6 Without prejudice to clause 10.9.4, if any Vendor shall have occasion to address any notice or other communication to the Purchaser, he or she shall discuss the same with the Representatives who shall nominate one of their number to give such notice or communication to the Purchaser.

10.10     FURTHER ASSURANCE

     At any time after completion, each Vendor shall, at the request of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may lawfully and reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

11.  LAW AND JURISDICTION

11.1 ENGLISH LAW

     This Agreement shall be governed by, and construed in accordance with, English law.

11.2 JURISDICTION

     In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("PROCEEDINGS") each of the parties irrevocably submits to the jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

11.3 PROCESS AGENT

     The Purchaser appoints Whittman-Hart Limited of 1 Riverside, Manbre Road, London W6 9WA as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Purchaser whether or not it is forwarded to and received by the Purchaser. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Representatives and to deliver to the Representatives a copy of the substitute process agent's acceptance of that appointment within twenty (20) Business Days. In the event that the Purchaser fails to appoint a substitute process agent, it shall be effective service for the Vendors to serve the process upon the last known address in England of the last known process agent for the Purchaser notified to the Representatives, notwithstanding that such process agent is no longer found at such address or has ceased to act.

AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.

                              SCHEDULE 1 : THE VENDORS


Names and Addresses of       No. of Sale Shares       Appropriate      Base Consideration                      Retention
Vendors                      held                     Percentage (%)                                           Amount
                                                                       Gross Cash         Gross Consideration  (no. of
                                                                                          Shares               Consideration
                                                                                                               Shares)
                                                                       (US$)
Mark Robinson                    416,630 A shares       19.806106      396,122            72,372               4,085
107 Nork Way                       83,370 D shares
Banstead                       5,835,900 E shares
Surrey  SM7 1HN

Steven Anderson                416,630 A shares         19.806106      396,122            72,372               4,085
56 Gordon Avenue                   83,370 D shares
Stanmore                       5,835,900 E shares
Middlesex  HA7 3QH

David Kilpatrick               416,630 A shares         19.806106      396,122            72,372               4,085
41 Colet Gardens                   83,370 D shares
Hammersmith                    5,835,900 E shares
London  W14 9DL

Daniel Keating                 416,630 A shares         19.806106      396,122            72,372               4,085
2A Dorset Road                     83,370 D shares
London  SW19 3HA               5,835,900 E shares

                                                21


Tony J Batting                 1,000 B shares           0.246395       4,928              900
2 Foxgroves
Walton on Thames
KT12 2AT

Zag Asghar                     1,000 B shares           0.246395       4,928              900
Wootton Grange Farmhouse
Warwick Road
Kenilworth
Warwickshire  CV8 1FE

Philip Brine                   5,000 B shares           1.231976       24,640             4,502
Brook House, 3 Plowden Park
Aston Rowant
Oxfordshire  OX9 5SX

Desmond Butcher                1,500 B shares           0.369593       7,392              1,351
7 Park Road
Brentwood
Essex  CM14 4TX

Fiona Cannons                  1,500 B shares           0.369593       7,392              1,351
2 Foxgroves
Walton on Thames
Surrey  KT12 2AT

                                                   22


Nicholas  Garnett              5,000 B shares           1.231976       24,640             4,502
Holly Cottage
106 Brighton Road
Godalming
Surrey  GU7 1PL

Sean Hoban                     5,000 B shares           1.231976       24,640             4,502
19 Durham Road
East Finchley
London  N2 9DP

Xerxes Hodivala                5,257 B shares           1.295299       25,906             4,734
15 Heathfield North
Twickenham
Middlesex  TW2 5TR

Roger Jones                    2,000 B shares           0.492790       9,856              1,801
4 Litchfield Way
Onslow
Guildford
Surrey  GU2 5QL

                                                23


Rukash Kumar                   3,000 B shares           0.739185       14,784             2,701
22 Home Farm Close
Thames Ditton
Surrey  KT7 0HZ

Jane Marsh                     1,500 B shares           0.369593       7,392              1,351
Flat 2, 5 Cranes Park
Surbiton
Surrey  KT5 8AB

Ben Nicholson                  3,000 B shares           0.739185       14,784             2,701
Dutch Barge "Anny"
16 South Wharf Road
London  W2 1PQ

Gary Piper                     1,500 B shares           0.369593       7,392              1,351
51 Stanwell New Road
Staines
Middlesex  TW18 4HY

Geoff Pople                    5,444 B shares           1.341375       26,828             4,900
8 Bective Road
Putney
London  SW15 2QA

                                                  24


David Scott                    5,000 B shares           1.231976       24,640             4,502
23 Chiltern Avenue
Amersham
Buckinghamshire  HP6 5AE

Kevin Sulley                   3,000 B shares           0.739185       14,784             2,701
36 Almond Close
Barkham
Wokingham
Berkshire  RG41 4UU

Ryan J Ward                    3,000 B shares           0.739185       14,784             2,701
January Cottage
217 Courthouse Road
Maidenhead
Berkshire  SL6 6HP

Rachi Weerasinghe              2,000 B shares           0.492790       9,856              1,801
27 Rushett Road
Long Ditton
Surrey  KT6 0UX

Anthony Woods                  2,000 B shares           0.492790       9,856              1,801
51b St Giles
Oxford  OX1 3LU

                                                  25


Stephen Graham                 2,929 A shares           0.136721       2,734              500
69 Balerno Road                84 B shares
Balerno
Edinburgh  EH14 7GB

David Hope                     5,859 A shares           0.273729       5,474              1000
22 Hillview                    169 B shares
Blackhall
Edinburgh  EH4 2AF

Stewart Gabriel                4,394 A shares           0.205348       4,106              751
15 Davidson Road               127 B shares
Craigleith
Edinburgh  EH4 2PE

Gary Atkinson                  1282 A shares            0.059900       1,198              219
44 Old Kiln Road               37 B shares
Grotton
Saddleworth
Oldham  OL4 5RZ

                                               26


Timothy A Buckley              916 A shares             0.042691       854                156
18 Helmshore Road              26 B shares
Holcombe
Bury
Lancashire  BL8 4PN

David Carrighan                45,801 A shares          2.141492       42,830             7,825
The Barn                       1,328 B shares
Shepcroft Lane
Stretton
Warrington
Cheshire

Mark Clewett                   2,748 A shares           0.128319       2,566              468
11 Compton Road                79 B shares
Buxton
Derbyshire  SK17 9DN

Karen A Edwards                916 A shares             0.042691       854                156
6 Green Villa Park             26 B shares
Wilmslow
Cheshire  SK9 6EJ

                                             27


John Gray                      1,832 A shares           0.085629       1,712              314
31 Regency House               53 B shares
Whitworth Street
Manchester  M1 3NY

Tim Hopper                     5,496 A shares           0.256886       5,137              939
The Lodge                      159 B shares
Altrincham Grammar
School for Girls
Cavendish Road
Bowden
Altrincham  WA14 2NL

Paul Johnson                   2,748 A shares           0.128319       2,566              469
Apartment 27                   79 B shares
The Old Court House
Encombe Place
Manchester  M3 6EJ

Andrew Lamont                  366 A shares             0.016962       339                62
22 Wellburn Close              10 B shares
Bolton  BL3 3RL

                                                 28


Chris Moss                     916 A shares             0.042691       854                156
2 Giantswood Lane              26 B shares
Congleton
Cheshire  CW12 2HQ

Philip R Thompson              274 A shares             0.012579       251                46
14 Kent Close                  7 B shares
Pudsey
West Yorkshire  LS28 9EY
Discretionary earn out
  element                      --                       3.230769       --                 --
                                                        --------       ----------         -------
                                                        100.00         1,935,385          353,602
                                                        --------       ----------         -------

                          SCHEDULE 2 : PART I - THE COMPANY



Name:                      Fulcrum Solutions Limited

Number:                    03331163

Registered Office:         Ebury Gate
                           23 Lower Belgrave Street
                           London  SW1W 0NR


Authorised Capital:        L40,000


Issued Capital:            L33,990.51 divided into
                           1,742,997 A Shares of 1p each
                           58,911 B Shares of 10p each
                           500,004 C Shares of 1p
                           333,480 D Shares of 1p
                           23,343,600 E Shares of 0.01p

Directors:                 Steven Anderson
                           Daniel Keating
                           Annika Robinson
                           David Kilpatrick
                           Mark Robinson

Secretary:                 Annika Robinson

Accounting Reference Date:    30 September

Auditors:                  KPMG of 1 Puddle Dock
                           Blackfriars
                           London  EC4V 3PD

Continuing Directors:      Mark Robinson
                           David Kilpatrick

                      SCHEDULE 2 : PART II - THE SUBSIDIARIES


Name:                      Fulcrum Solutions (North) Limited
Number:                    03503022
Registered Office:         Ebury Gate
                           23 Lower Belgrave Road
                           London  SW1W 0NR

Authorised Capital:        L15,000

Issued Capital:            L11,674.67 comprising 1,167,467 ordinary shares of 1p
                           each

Registered Shareholders:   Fulcrum Solutions Limited

Beneficial owner of
issued capital:            Fulcrum Solutions Limited

Directors:                 Steven Anderson
                           David Carrighan

Secretary:                 Annika Robinson

Accounting Reference Date:    30 September

Auditors:                  KPMG
                           1 Puddle Dock
                           Blackfriars
                           London  EC4V 3PD


Name:                      Fulcrum Solutions (Scotland) Limited
Number:                    03356700
Registered Office:         23 Lower Belgrave Street
                           London  SW1W 0NR

Authorised Capital:        L15,000

Issued Capital:            L9,125 comprising 912,500 ordinary shares of 1p each

Registered Shareholders:   Fulcrum Solutions (North) Limited

Beneficial owner of
issued capital:            Fulcrum Solutions (North) Limited

Directors:                 Steven Anderson
                           David Carrighan
                           David Hope
                           Daniel Keating

Secretary:                 Annika Robinson

Accounting Reference Date:    30 September

Auditors:                  KPMG
                           1 Puddle Dock
                           Blackfriars
                           London  EC4V 3PD



Name:                      Fulcrum Solutions Inc.
Principal place of
  Business:                1209 Orange Street
                           Wilmington
                           Delaware

Authorised Capital:        $1,000 divided into 75,000 Class A Voting common
                           stock of $0.01 each and 25,000 Class B Non-Voting common stock at $0.01 each

Issued Capital:            US$925 divided into 75,000 Class A Voting common
                           stock and 22,500 Class B Non-Voting stock

Registered Shareholders:   Fulcrum Solutions Limited
                           Didier Steven
                           Richard Schwartz
                           Tom Deshan
                           Mike Katz
                           Mike Zeto
                           Sam Strevens
                           Scott Thon

President:                 Daniel Keating

Chief Operating Officer:   David Kilpatrick

Secretary:                 Annika Robinson

                              SCHEDULE 3 : WARRANTIES


1.   INTERPRETATION

1.1  Definitions

     In this schedule, where the context admits:

     "COMPUTER SYSTEMS" means the Hardware, Software and Data.

     "DATA" means any data or information used by or for the benefit of the Company at any time and stored electronically at any time.

     "HARDWARE" means any computer equipment used by or for the benefit of the Company at any time including, without limitation, parts of computer equipment such as firmware, screens, terminals, keyboards, disks and including without limitation, cabling and other peripheral and associated electronic equipment but excluding all Software.

     "INTELLECTUAL PROPERTY" means patents, trade marks, service marks, rights (registered or unregistered) in any designs; applications for any of the foregoing; trade or business names; copyright (including rights in computer software) and topography rights; know-how; secret formulae and processes; lists of suppliers and customers and other confidential and proprietary knowledge and information; rights protecting goodwill and reputation; database rights and all rights and forms of protection of a similar nature to any of the foregoing or having equivalent effect anywhere in the world and all rights under licences and consents in respect of any of the rights and forms of protection mentioned in this definition.

     "SOFTWARE" means any set of instructions for execution by a computer processor used by or for the benefit of the Company at any time irrespective of application, language or medium.

     "SOFTWARE PRODUCTS" means any software and associated documentation and materials, which is now or has at any previous time been supplied by the Company.


1.2  CONSTRUCTION

     Construction

     In this schedule where the context admits:-

     1.2.1 any question whether a person is connected with another shall be determined in accordance with Section 839 Income and Corporation Taxes Act 1988, (subject to the deletion of the words from "Except" to "arrangements" in sub-section (4) thereof) which shall apply in relation to this schedule as it applies in relation to that Act;

     1.2.2 references to the "COMPANY" shall include each of the Subsidiaries except for FSI;

     1.2.3 reference to any Act, statutory instrument, regulation, bye-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term; and

     1.2.4 where, in this schedule 3, a term is defined in and for the purposes of a particular paragraph, the relevant definition shall apply, where the context admits, for all other purposes of this schedule.

2.   WARRANTIES AND REPRESENTATIONS

2.1 The Vendors hereby severally warrant and represent to and for the benefit of the Purchaser Warranties as set out in paragraphs 3.1 and 3.2 of this schedule.

2.2 The Warrantors hereby jointly and severally warrant and represent to and for the benefit of the Purchaser as set out in the following paragraphs (other than paragraphs 3.1 and 3.2) of this Schedule.

3.   THE COMPANY AND THE VENDORS

3.1  CAPACITY

     Each of the Vendors has full power and authority to enter into and perform this Agreement, and may execute and deliver this Agreement and perform his obligations under this Agreement without requiring or obtaining the consent of its shareholders or of any other person, authority or body and this Agreement constitutes valid and binding obligations of the Vendors in accordance with its terms.

3.2  OWNERSHIP OF SALE SHARES

     Each of the Vendors is the registered and sole beneficial owner of the number of Sale Shares set out against his name in schedule 1 free from any Encumbrances.

3.3  LIABILITIES OWING TO OR BY VENDORS

     There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any Warrantor or to any Director or any person connected with any of them, nor is there any indebtedness owing to the Company by any such person.

3.4  COMPETING INTERESTS

     None of the Warrantors nor any person connected with any of them has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or any proposed business of the Company save as the registered holder or beneficial owner of not more than 5 per cent. of any class of securities of any company which is listed in the Official List of the London Stock Exchange Limited or listed or quoted on any other recognised stock exchange.

4.   THE COMPANY'S CONSTITUTION

4.1  SHARE CAPITAL

     The Sale Shares comprise the whole of the issued and allotted A Shares, B Shares, D Shares and E Shares in the share capital of the Company and schedule 2 contains true particulars of the authorised and issued share capital of the Subsidiaries and all the shares there shown as issued are in issue fully paid and are beneficially owned and registered as set out therein free from any Encumbrances.

4.2  OPTIONS ETC.

     No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

4.3  MEMORANDUM AND ARTICLES

     The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

4.4  COMPANY RESOLUTIONS

     Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at annual general meetings) which was not special business.

5.   THE COMPANY AND ITS INVESTMENTS

5.1  PARTICULARS OF THE COMPANY AND SUBSIDIARIES

     The particulars of the Company and the Subsidiaries set out in schedule 2 are true and complete and the Company has no other subsidiaries.

5.2  INVESTMENTS, ASSOCIATIONS AND BRANCHES

     The Company:-

     5.2.1 is not the holder or beneficial owner of, and has not agreed to acquire, any share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than of the Subsidiaries;

     5.2.2 is not, and has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment; and

     5.2.3 has no branch, agency or place of business outside England and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

6.   THE COMPANY AND THE LAW

6.1  COMPLIANCE WITH LAWS

     The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom, and any relevant foreign country or authority.

6.2  LICENCES ETC

     6.2.1 The Company has obtained all licences, consents, permits, approvals and authorisations required to be granted by third parties in order for the Company to carry on effectively any aspect of its business in the places and in the manner in which such business is now carried on by the Company and all such licences, consents, permits approvals and authorisations are in full force and effect and are not limited in duration or subject to onerous conditions.

     6.2.2 So far as the Warrantors are aware all reports, returns and information required by law or as a condition of any licence, consent, permit, approval or other authorisation to be made or given to any person or authority in connection with the Company's business have been made or given to the appropriate person or authority.

6.3  BREACH OF STATUTORY PROVISIONS

     The Company has not committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, Order, Regulation, or the like in the United Kingdom or elsewhere which is punishable by fine or other penalty and no notice or communication has been received with respect to any alleged, actual or potential violation of or failure to comply with, any of the same.

6.4  LITIGATION

     6.4.1 Neither the Company nor any of its officers or agents nor any of its employees is engaged in or the subject of any litigation or arbitration administrative or criminal proceedings whether as plaintiff, defendant or otherwise, which adversely affects or is likely to have an adverse effect on the Company's business and/or the ability of the Company or any purchaser to carry on the Company's business in the same manner and to the same extent as previously carried on.

     6.4.2 No litigation or arbitration or administrative or criminal proceedings are pending or threatened or expected by or against the Company or any of its officers, agents or employees; and so far as the Warrantors are aware there are no facts or circumstances likely to give rise to any such litigation or arbitration or administrative or criminal proceedings.

     6.4.3 Neither the Company nor any of its officers or employees has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which is still in force.

6.5  FAIR TRADING

     6.5.1 So far as the Warrantors are aware no agreement, practice or arrangement carried on by the Company or to which the Company is or since incorporation has been a party:

          (a) is or ought to be or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any enquiry, complaint, investigation or proceeding under any of those Acts; or

          (b) is or has been the subject of an enquiry, complaint, investigation, reference or report under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980 or constitutes an anti-competitive practice within the meaning of the 1980 Act; or

          (c) infringes Article 81 of the Treaty of Rome establishing the European Economic Community or constitutes an abuse of dominant position contrary to Article 82 of the said Treaty or infringes any regulation or other enactment made under Article 83 and/or
               Article 235 of the said Treaty or is or has been the subject of any enquiry, complaint, investigation or proceeding in respect thereof; or

          (d) has been notified to the Directorate General of Competition of the Commission of the European Communities and/or to the EFTA Surveillance Authority; or

          (e) is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of section 13 Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act; or

          (f) infringes any other competition, restrictive trade practice, anti-trust, fair trading or consumer protection law or legislation applicable in any jurisdiction in which the Company has assets or carries on business.

     6.5.2 The Company has not given and so far as the Warrantors are aware, there has been no default or contravention of any assurance or undertaking (written or oral) to the Restrictive Practices Court or the Director General of Fair Trading, the Secretary of State for Trade and Industry, the European Commission, the EFTA Surveillance Authority or the Court of Justice of the European Communities, or to any other court, person or body and is not subject to or in default or contravention of any Article, Act, decision, regulation, order or other instrument or undertaking relating to any matter referred to in this paragraph 6.5.

6.6  PRODUCT LIABILITY

     6.6.1 The Company has not, sold or supplied any product or service which:-

          (a) does not comply in any material respect with any warranty or representation, express or implied, made by or on behalf of the Company in respect of it or with all laws, regulations, standards and requirements applicable to it; or

          (b) was sold or supplied on terms that the Company accepts an obligation to service or repair or replace such products after delivery.

6.7  INDUCEMENTS

     So far as the Warrantors are aware no officer, agent or employee of the Company has paid any bribe (monetary or otherwise) or used any of the Company's assets unlawfully to obtain an advantage for any person.

7.   THE COMPANY'S AND WARRANTORS' SOLVENCY

7.1  WINDING-UP

     No order has been made, petition presented or resolution passed for the winding up of the Company and no meeting has been convened for the purpose of winding up the Company. None of the Warrantors is bankrupt, or the subject of any bankruptcy proceedings. The Company has not been a party to any transaction which could be avoided in a winding up.

7.2  ADMINISTRATION AND RECEIVERSHIP

     No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's or any of the Warrantors' assets.

7.3  COMPOSITIONS

     Neither the Company nor any of the Warrantors has made or proposed any arrangement or composition with its or his creditors or any class of its or his creditors.

7.4  INSOLVENCY

     Neither the Company nor any of the Warrantors is insolvent, or unable to pay its or his debts within the meaning of the insolvency legislation applicable to the Company and the Warrantors respectively and neither the Company nor any of the Warrantors has stopped paying its or his debts as they fall due.

7.5  UNSATISFIED JUDGMENTS

     No distress, execution or other process has been levied against the Company or action taken to repossess goods in the Company's possession which has not been satisfied in full. No unsatisfied judgment is outstanding against the Company.

7.6  FLOATING CHARGES

     No floating charge created by the Company has crystallised and, so far as the Warrantors are aware, there are no circumstances likely to cause such a floating charge to crystallise.

7.7  ANALOGOUS EVENTS

     No event analogous to any of the foregoing has occurred in any foreign jurisdiction in which the Company carries on business.

8.   THE COMPANY'S ACCOUNTS AND RECORDS

8.1  Books and records

     All accounts, books, ledgers, financial and other records of whatsoever kind ("RECORDS") of the Company:

     8.1.1 have been fully, properly and accurately maintained on a consistent basis are up to date and in the possession and control of the Company and contain true, complete and accurate records of all matters required by law to be entered therein;

     8.1.2 do not contain or reflect any material inaccuracies or discrepancies; and

     8.1.3 give and reflect a materially complete and accurate view of the financial, contractual and trading position of the Company and of its fixed and current assets and liabilities (actual and contingent) debtors and creditors (as appropriate) and all other matters which ought or would normally be expected to appear therein and no notice or allegation that any of the records is incorrect or should be rectified has been received.

8.2  ACCOUNTS

     The Audited Accounts

     8.2.1 were prepared in accordance with the requirements of all relevant statutes and accounting practices generally accepted in the United Kingdom or the United States, as the case may be at the time they were audited and commonly adopted by companies carrying on businesses similar to the Company's (including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards);

     8.2.2 show a true and fair view of the assets and liabilities of the Company as at, and the profits of the Company for the accounting reference period ended on, the Balance Sheet Date;

     8.2.3     are not affected by any unusual or non-recurring items;

     8.2.4 in the case of consolidated financial statements, show a true and fair view of the state of affairs of the Company and the Subsidiaries as a whole; and

     8.2.5 apply bases and policies of accounting which have been consistently applied in the audited financial statements of the Company and, in the case of the Company and the Subsidiaries, in the audited consolidated financial statements for the previous accounting reference periods ending on the Balance Sheet Date.

8.3  PROFITS

     The profits of the Company for the financial years prior to the Balance Sheet Date as shown by the Audited Accounts and the audited accounts for such previous years and the trend of profits thereby shown have not (save as fairly disclosed in such accounts) been affected by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of those periods exceptionally high or low.

8.4  PROVISION FOR LIABILITIES

     Full provision has been made in the Audited Accounts for all material liabilities of the Company outstanding at the Balance Sheet Date and adequate provision (or note) in accordance with generally accepted accounting principles in the United Kingdom and the United States, as the case may be at the time they were audited, has been made therein for all other liabilities of the Company then outstanding whether contingent, quantified, disputed or not including (without limitation) the cost of any work or material for which payment has been received or credit taken, any future loss which may arise in connection with uncompleted contracts and any claims against the Company in respect of completed contracts.


8.5  RETURNS

     The Company has complied with the provisions of the Companies Acts and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies or to any other authority whatsoever have been properly made and delivered. All such documents delivered to the Registrar of Companies or to any other authority whatsoever, whether or not required by law, were true and accurate when so delivered and the Company has not received notification of the levy of any fine or penalty for non-compliance by the Company or any director of the Company.

9.   THE COMPANY'S BUSINESS AND THE EFFECT OF THE SALE

9.1  BUSINESS SINCE THE BALANCE SHEET DATE

     Since the Balance Sheet Date:

     9.1.1 the Company has carried on its business in the ordinary and usual course so as to maintain it as a going concern;

     9.1.2 there has been no material deterioration in the financial position or turnover of the Company;

     9.1.3 there has been no significant event or occurrence (including, but not limited to the loss of any significant customer or supplier) which has had a material adverse affect on the Company's business or its value or profitability;

     9.1.4 the Company has not borrowed or raised any money or taken any form of financial facility (whether pursuant to a factoring arrangement or otherwise);

     9.1.5 the Company has paid its creditors in accordance with their respective credit terms or (if not) within the time periods usually applicable to such creditors and save as disclosed there are no debts outstanding by the Company which have been due for more than four weeks;

     9.1.6 there has been no unusual change in the Company's work in progress;

     9.1.7 the Company has not entered into, or agreed to enter into, any commitment to acquire or dispose of on capital account any asset of a value in excess of L10,000 or equivalent;

     9.1.8 no share or loan capital has been issued or agreed to be issued by the Company;

     9.1.9 no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or share capital of the Company has been repaid in whole or part or has become liable to be repaid in whole or part; and

     9.1.10 no substantial customer or supplier of the Company has in the period of 6 months preceding the date of this Agreement ceased or reduced the level of its trade with or supplies to the Company or indicated an intention to do any of the foregoing.

9.2  WORKING CAPITAL

     Having regard to existing bank and other facilities, the Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of performing in accordance with their respective terms all orders, projects and contractual obligations which have been placed with, or undertaken by, the Company.

9.3  COMMISSION

     No one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Agreement or the sale and purchase of shares in the Company.

9.4  CONSEQUENCE OF SHARE ACQUISITION BY THE PURCHASER

     The acquisition of the Sale Shares by the Purchaser and compliance with the terms of this Agreement will not:

     9.4.1 So far as the Warrantors are aware, cause the Company to lose the benefit of any licence, consent, permit, approval or authorisation (public or private) or any right or privilege it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any contractual right or benefit now enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

     9.4.2 result in any present indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

     9.4.3 so far as the Warrantors are aware result in a breach of, or constitute a default under any order, judgement or decree of any court or government agency by which the Company is bound or subject; and

     9.4.4 so far as the Warrantors are aware result in a breach of, or constitute a default under the terms, conditions or provisions of any agreement, understanding, arrangement or instrument (including, but not limited to, any of the Company's contracts)

     and, to the best of the knowledge and belief of the Warrantors, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Warrantors are not aware of any circumstances (whether or not connected with the Purchaser or the sale of the Sale Shares hereunder) indicating that, nor has it been informed or is otherwise aware that any person who now has business dealings with the Company would or might cease to do so from and after Completion.

9.5  GRANTS

     The Company has not applied for or received any grant or other financial assistance from any supranational, national or local authority or government agency.

9.6  INSURANCES

     9.6.1 Full particulars of all the insurance policies (including, without limitation, the limit and basis of cover under each policy and the amount of the applicable excess) in which the Company has an interest (the "COMPANY'S INSURANCES") are given in the Disclosure Letter.

     9.6.2 All the Company's Insurances are in full force and effect and will be maintained in full force without alteration pending Completion and all premiums have been paid on time. So far as the Warrantors are aware there are no circumstances which might lead to any liability under any of the Company's Insurances being avoided by the insurers or the premiums being increased. The Company's Insurances contain no special or unusual terms, restrictions or rates of premium. There is no claim outstanding under any of the Company's Insurances nor are the Warrantors aware of any circumstances likely to give rise to a claim or of any circumstances which might cause any of the insurers to refuse to renew them.

9.7  TRADING NAME

     The Company does not trade under any name other than its corporate name.

10.  THE COMPANY'S ASSETS

10.1 NET TANGIBLE ASSET VALUE

     The value of the net tangible assets of the Company at the date of this Agreement and Completion determined in accordance with the same accounting policies as those applied in the Audited Accounts (and on the basis that each fixed asset is valued at a figure no greater than the value attributed to it in the Audited Accounts or, in the case of any fixed asset acquired by the Company after the Balance Sheet Date, at a figure no greater than cost) is not/will not be less than the value of the net tangible assets of the Company at the Balance Sheet Date as shown in the Audited Accounts.

10.2 ASSETS AND CHARGES

     10.2.1 Except for current assets disposed of by the Company in the ordinary course of its business, the Company is the owner legally and beneficially of and has good title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no Encumbrance is outstanding nor is there any agreement or commitment to give or create any Encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such Encumbrance.

     10.2.2 Since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been in the possession of, or under the control of, the Company.

10.3 DEBTS

     Save to the extent of the provision or reserve therefor contained or reflected in the Audited Accounts, any debts owed to the Company as recorded in the Company's books and records are good and collectable in the ordinary course of business and will realise their full face value within three months after Completion. The rights of the Company in respect of such debts are valid and enforceable and are not subject to any defence, right of set-off or counter-claim, withholding or other deduction and no act has been done or omission permitted whereby any of them has ceased or might cease to be valid and enforceable in whole or in part. No amount included in the Audited Accounts as owing to the Company at the Balance Sheet Date has been realised for an amount less than the value at which it was included in the Audited Accounts or is now regarded by the Warrantors as irrecoverable in whole or in part. The Company has not factored or discounted any of its debts or other receivables or agreed to do so.

10.4 FIXED ASSETS

     All fixed assets of the Company including, without limitation, all fixed and movable plant and machinery, vehicles, Computer Systems and other equipment used in, or in connection with, the business of the Company:

     10.4.1 are in good repair and condition (taking into account their age and level of use), are in satisfactory working order and have been regularly and properly serviced and maintained and none is dangerous, inefficient, obsolete or in need of renewal or replacement;

     10.4.2 are not unsafe, dangerous or in such a physical condition as to contravene the Health & Safety at Work etc Act 1974; and

     10.4.3 are not surplus to the Company's current or proposed requirements.

10.5 INTELLECTUAL PROPERTY RIGHTS

     10.5.1 The Company is the sole legal and beneficial owner free from Encumbrances of the Intellectual Property referred to in the Disclosure Letter and owns no other Intellectual Property.

     10.5.2 All the Intellectual Property rights owned or used by the Company are valid and enforceable and so far as the Warrantors are aware nothing has been done, omitted or permitted whereby any of them has ceased or might cease to be valid and enforceable.

     10.5.3 So far as the Warrantors are aware none of the processes or products of the Company infringes any Intellectual Property or any right of any other person relating to Intellectual Property or involves the unlicensed use of confidential information disclosed to the Company by any person in circumstances which might entitle that person to make a claim against the Company.

     10.5.4 There are no outstanding claims against the Company for infringement of any Intellectual Property or of any rights relating to it used (or which has been used) by the Company and during the last three years no such claims have been settled by the giving of any undertakings which remain in force.

     10.5.5 Confidential information and know-how used by the Company is kept strictly confidential and the Company operates and fully complies with procedures which maintain such confidentiality. The Warrantors are not aware of any such confidentiality having been breached. The Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets or list of customers to any other person.

     10.5.6 All application and renewal fees, costs, charges, taxes and other steps required for the maintenance or protection of the Intellectual Property have been duly paid on time or taken and none of such rights are subject to any existing challenge or attack by a third party or competent authority and there are no outstanding patent office or trade marks registry deadlines which expire within three months of Completion.

     10.5.7 The Company, if required to do so, was registered under the Data Protection Act 1984 and is registered under the Data Protection Act 1998 and has complied with the data protection principles set out in such Acts.

10.6 COMPUTER SYSTEMS

     10.6.1 The Hardware has been satisfactorily maintained and supported and has the benefit of an appropriate maintenance and support agreement terminable by the contractor by not less than 24 months notice.

     10.6.2 Disaster recovery plans are in effect and are adequate to ensure that the Hardware, Software and Data can be replaced or substituted without material disruption to the business of the Company.

     10.6.3 So far as the Warrantors are aware in the event that any person providing maintenance or support services for the Hardware, Software and Data ceases or is unable to do so, the Company has all necessary rights and information to procure the carrying out of such services by employees or by a third party without undue expense or delay.

     10.6.4 The Company has sufficient technically competent and trained employees to ensure proper handling, operation, monitoring and use of its computer systems.

     10.6.5 The Company has adequate procedures to ensure internal and external security of the Hardware, Software and Data, including (without limitation) procedures for preventing unauthorised access, preventing the introduction of a virus, taking and storing on-site and off-site back-up copies of Software and Data.

     10.6.6 Where any of the records of the Company are stored electronically, the Company is the owner of all hardware and software licences necessary to enable it to keep, copy, maintain and use such records in the course of its business and does not share any hardware or software relating to the records with any person.

     10.6.7 So far as the Warrantors are aware the Company owns, and is in possession and control of, original copies of all the manuals, guides, instruction books and technical documents (including any corrections and updates) required to operate effectively the Hardware and the Software.

     10.6.8 The Hardware and Software have never unduly interrupted or hindered the running or operation of the Company's business, and have no defects in operation which so affect the Company's business.

     10.6.9 The Hardware is the absolute property of the Company free from encumbrances.

11.  PREMISES

11.1 TITLE TO PREMISES

     11.1.1 The particulars of the Premises shown in schedule 5 are true and correct. Except as shown the Company has no other interest in land and does not occupy any other land or premises and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

     11.1.2 So far as the Warrantors are aware the owner of each of the Premises shown in schedule 5 is solely legally and beneficially entitled to and has good and marketable title to and exclusive occupation of such Premises.

     11.1.3 So far as the Warrantors are aware each of the Premises is held free from any mortgage or charge (whether legal or equitable, fixed or floating), encumbrance, lease, sub-lease, tenancy, licence or right of occupation, rent charge, exception, reservation, easement, quasi-easement or privilege (or agreement for any of the same) in favour of a third party.

     11.1.4 The leases, sub-leases, tenancies, licences, or agreements for any of the same under which the Premises are held are valid and subsisting against all persons, including any person in whom any superior estate or interest is vested.

     11.1.5 So far as the Warrantors are aware there are appurtenant to each of the Premises all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise) and the access for each of the Premises is over roads which the Warrantors believe have been adopted by the local authority and maintained at public expense.

     11.1.6 So far as the Warrantors are aware the Company has not entered into positive covenants or personal obligations (whether in a conveyance, transfer or assignment to it or otherwise).

11.2 MATTERS AFFECTING PREMISES

     11.2.1 So far as the Warrantors are aware none of the Premises or any part thereof is affected by any of the following matters or is to the knowledge of the Warrantors likely to become so affected:

          (a) any outstanding dispute, notice or complaint or any exception, reservation, right, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of any of the Premises for the purpose for which it is now used (the

               "CURRENT USE") or which affects or might in the future affect the value of the Premises;

          (b) any notice, order, demand, requirement or proposal of which the owner has notice or of which the Warrantors are aware made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line, the alteration of any road or footpath or which otherwise affects any of the Premises or their current use or value;

          (c) any commutation or agreement for the commutation of rent or payment of rent in advance of the due dates of payment thereof;

          (d) any outstanding claim or liability (contingent or otherwise) whether under the Planning Acts (as that expression is defined in the Town and Country Planning Act 1990) or otherwise.

     11.2.2 So far as the Warrantors are aware each of the Premises is in a good state of repair and condition and fit for the current use.

     11.2.3 So far as the Warrantors are aware all restrictions, conditions and covenants (including any imposed by or pursuant to any lease, sub-lease, tenancy or agreement for any of the same and whether the Company is the landlord or tenant thereunder and any arising in relation to any superior title) affecting any of the Premises have been observed and performed and so far as the Warrantors are aware no notice of any breach of any of the same has been received or is to the Warrantors' knowledge likely to be received.

     11.2.4 So far as the Warrantors are aware the current use of the Premises and all machinery and equipment therein and the conduct of any business therein complies in all material respects with all relevant statutes and regulations and all necessary licences and consents required thereunder have been obtained.

     11.2.5 Any necessary action to protect the interests of the Company has been taken under the Landlord and Tenant Act 1954 and in relation to rent review provisions in relation to each lease, sub-lease, tenancy or agreement for any of the same in respect of which the Company is the landlord or the tenant thereunder and all appropriate time limits have been complied with and no rent reviews are outstanding at the date hereof or exercisable prior to Completion.

11.3 OUTSTANDING PREMISES LIABILITIES

     So far as the Warrantors are aware except in relation to the Premises, the Company has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitation, leasehold premises assigned or otherwise disposed of.

12.  THE COMPANY'S CONTRACTS

12.1 NO OTHER CONTRACTS

     There are not in force in relation to the Company's business, assets or undertaking any agreements, undertakings, understandings, arrangements or other engagements, whether written or oral, to which any of the Warrantors or any person connected with any of them is a party or of which it has the benefit or to which it is otherwise subject, the benefit of which would be required to be assigned to or otherwise vested in the Company to enable the Company to carry on its business and/or to enjoy all the rights and privileges attaching thereto and/or to any of its assets and undertaking in the same manner and scope and to the same extent and on the same basis as the Company has carried on business or enjoyed such rights prior to the date hereof.

12.2 THE COMPANY'S CONTRACTS

     Each of the Company's contracts annexed to and/or listed in the Disclosure Letter is valid and binding and no notice of termination of any such contract has been received or served by the Company.

12.3 CONTRACTUAL ARRANGEMENTS

     The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

     12.3.1 so far as the Warrantors are aware cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money or effort; or

     12.3.2 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature; or

     12.3.3 is in the nature of an agency, distribution, franchise or management agreement; or

     12.3.4 requires the Company to pay any commission, finder's fee, royalty or the like; or

     12.3.5 involves liabilities which may fluctuate in accordance with an index or rate of currency exchange or interest or movements in the price of any securities or commodities; or

     12.3.6 is a contract for the supply of assets to the Company on hire, lease, hire purchase, credit or deferred payment terms; or

     12.3.7 is dependent on the guarantee or covenant of or security provided by any other person; or


     12.3.8 is a contract for the sale of shares or assets comprising a business undertaking which contains warranties or indemnities under which the Company still has a remaining liability or obligation; or

     12.3.9 can be terminated as a result of any change in the underlying ownership or control of the Company, or would be materially affected by such change; or

     12.3.10 is in any way otherwise than in the ordinary course of the Company's business.

12.4 SUBSTANTIAL OR SIGNIFICANT CONTRACTS

     No contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability entered into by the Company and now outstanding or unperformed involves any of the following:

     12.4.1 obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money in excess of L10,000; or

     12.4.2 the supply by the Company of services to any one customer such that the value of such supplies exceeds or is likely to exceed 5 per cent. of the total turnover of the Company in the financial year ending 30 September 1999.

12.5 DEFAULTS

     12.5.1 The Company is not in default under any agreement to which it is a party, and the Company is not aware of any invalidity or grounds for termination, avoidance, rescission or repudiation of any agreement to which the Company is a party which, in any such case, would be material in the context of the financial or trading position of the Company nor (so far as the Warrantors are aware) are there any circumstances likely to give rise to any such event.

     12.5.2 Full details of any customers (or any persons to whom the Company in the course of business has supplied goods and services in the 12 months ending on the date hereof) who have defaulted in the payment when due of any monies to the Company are specified in the Disclosure Letter.

12.6 SURETIES

     No Vendor nor any third party has given any guarantee of or security for, any overdraft loan, loan facility or off-balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off-balance sheet financing granted to any of the Warrantors or any person connected with any of them and there is not now outstanding in respect of the Company any guarantee or warranty or agreement for indemnity or for suretyship given by or for the accommodation of the Company or in respect of the Company's business.

12.7 POWERS OF ATTORNEY

     No power of attorney given by the Company (other than to the holder of an encumbrance solely to facilitate its enforcement) which would enable any person other than persons employed by the Company to enter into contracts or commitments in the course of their duties to enter into contracts or commitments on behalf of the Company, is now in force.

12.8 INSIDER CONTRACTS

     12.8.1 There is not outstanding any agreement or arrangement to which the Company is a party and in which

          (a)  any of the Warrantors,

          (b) any person beneficially interested in the Company's share capital,

          (c)  any Director or officer, or

          (d)  any person connected with any of them,

     is or has been interested, whether directly or indirectly.

     12.8.2 The Company is not a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

     12.8.3 All costs incurred by the Company have been charged to the Company and not borne by any of the Warrantors or any person connected with any of them or any other person.

12.9 DEBTS

     There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of business, nor has the Company lent any money which has not been repaid.

12.10     OPTIONS AND GUARANTEES

     The Company is not a party to any option or pre-emption right, and it has not given any guarantee, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

12.11 TENDERS, ETC.

     No offer, tender, or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person and the Company is not in negotiations with, nor has it put proposals forward or entered into discussions with any customer or supplier for the renewal of any existing business or acquisition of any new business.

13.  THE COMPANY AND ITS BANKERS

13.1 BORROWINGS

     The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association or bye-laws as the case may be, or in any debenture or loan stock deed or other instrument.

13.2 CONTINUANCE OF FACILITIES

     Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are given in the Disclosure Letter and true and correct copies of all documents relating thereto are annexed to the Disclosure Letter and neither the Warrantors nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

13.3 OFF-BALANCE SHEET FINANCING

     The Company has not engaged in any borrowing or financing not required to be reflected in the Audited Accounts.

13.4 BANK ACCOUNTS

     Full and accurate particulars of all the bank and deposit accounts of the Company and of the credit or debit balances on such accounts as at a date (the "STATEMENT DATE") not more than seven days before the date of this Agreement are given in the Disclosure Letter. Since the Statement Date there have been no payments out of any such accounts except for routine payments in the ordinary course of the Company's business and the balances on such accounts are not now substantially different from the balances shown as at the Statement Date.

14.  DIRECTORS AND EMPLOYEES

14.1 DIRECTORS

     Schedule 2 show the full names of and offices held by each person who is a director of the Company and no other person is a director or shadow director of the Company.

14.2 EMPLOYEES

     14.2.1 The individuals, details of whom are given in or annexed to the Disclosure Letter (the "EMPLOYEES") are all employed by the Company at the date of this Agreement. There are no other individuals employed by the Company at the date of this Agreement.

     14.2.2 All contracts of service of any of the Employees (including for these purposes the directors referred to in paragraph 14.1) are terminable on not more than three months notice without compensation (other than compensation, payable in accordance with the Employment Rights Act 1996).

     14.2.3 The particulars shown in the Disclosure Letter show true and complete details of the names, ages and lengths of continuous service of all of the Employees and by reference to each of the Employees remuneration payable and other benefits provided by the Company or which the Company is bound to provide (whether now or in the future) to each category of the Employees at Completion or any person connected with any such person and (without limiting the generality of the foregoing) include particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which any such category of the Employees is entitled or which is regularly provided or made available to them (including details of their notice period and their entitlement to holiday) in any case whether legally binding on the Company or not.

     14.2.4 There are no subsisting contracts for the provision by any person of any consultancy services to the Company.

     14.2.5 None of the Employees has given notice terminating his contract of employment.

     14.2.6    None of the Employees is under notice of dismissal.

     14.2.7 None of the Employees has any outstanding dispute with the Company in connection with or arising from his employment nor is there any liability outstanding to such persons except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

     14.2.8 During the period of six months ending with the execution of this Agreement the Company has not directly or indirectly terminated the employment of any person employed in or by the Company.

     14.2.9 None of the Employees belongs or has belonged at any material time to an independent trade union recognised by the Company.

     14.2.10 There are no employee representatives representing all or any of the Employees.

     14.2.11 The Company has complied with all of its statutory obligations to inform and consult appropriate representatives as required by law.

     14.2.12 There is no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.

     14.2.13 All plans for the provision of benefits to the Employees comply in all respects with all relevant statutes, regulations and other laws and all necessary consents in relation to such plans have been obtained and all governmental filings in relation to such plans have been made.

     14.2.14   There are no loans owed by any of the Employees to the Company.

     14.2.15 Since the Balance Sheet Date no change has been made in (i) the rate of remuneration, or the emoluments or pension benefits or other contractual benefits, of any officer of the Company or any of the Employees or (ii) the terms of engagement of any such officer or any of the Employees.

     14.2.16 There are no training schemes, arrangements or proposals whether past or present in respect of which a levy may become payable by the Company under the Industrial Training Act 1982 (as amended by the Employment Act 1989) and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

     14.2.17 There is no outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other duty arising in connection with the employment or engagement of any of the Employees.

     14.2.18 None of the Employees will become entitled by virtue of their contract of service to any payment or enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of the execution of this Agreement or of completion of the sale and purchase under or pursuant to this Agreement.

     14.2.19 The Company has not in the last 12 months, entered into any informal or formal agreement to amend or change the terms or conditions of employment of any of the officers of the Company or any of the Employees (whether such amendment or change is to take the effect prior to or after Completion).

14.3 SERVICE CONTRACTS

     There is not outstanding any contract of service between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable by statute) on not more than three months notice given at any time.

14.4 DISPUTES WITH EMPLOYEES

     There is no:

     14.4.1 outstanding or threatened claim by any person who is now or has been an employee of the Company or any dispute outstanding with any of the said persons or with any unions or any other body representing all or any of them in relation to their employment by the Company or of any circumstances likely to give rise to any such dispute;

     14.4.2 industrial action involving any employee, whether official or unofficial, currently occurring or threatened; or

     14.4.3 industrial relations matter which has been referred to ACAS or any similar governmental agency in the applicable jursidiction for advice, conciliation or arbitration.


1.   PENSIONS AND OTHER BENEFITS

     There is not in operation as at date of this Agreement, and there has not been in operation at any time prior to the date of this Agreement, any agreement, arrangement, custom or practice for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement (whether during service or after retirement), for the benefit of an employee or director or their respective dependents.

2.   FULCRUM SOLUTIONS INC.

     So far as the Warrantors are aware, there is nothing material in the context of this transaction affecting the business of Fulcrum Solutions Inc. that would cause a reasonable purchaser not to have entered into this Agreement and the agreement to sell and purchase the common stock in FSI referred to in recital (C), on their respective terms.

3.   MISCELLANEOUS

     All information contained or referred to in the Disclosure Letter or in any annexure thereto or which has otherwise been disclosed by or on behalf of the Warrantors to the Purchaser on or prior to the date hereof is true and accurate in all material respects and the Warrantors are not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason.

                                  SCHEDULE 4 : TAX


1.   INTERPRETATION

     In this schedule, where the context admits:

     "TAX" includes (without limitation) corporation tax, advance corporation tax, the charge under Section 419 Taxes Act 1988, income tax, capital gains tax, the charge under Section 601(2) Taxes Act 1988, value added tax, excise duties, the charge to tax under Schedule 9A Value Added Tax Act 1994, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, capital duties, national insurance contributions, local authority council taxes, petroleum revenue tax, foreign taxation and duties, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to Section 102 Finance Act 1989 and any payment whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to any such taxes or duties and all penalties, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation;

     "TAXES ACT 1988" means Income and Corporation Taxes Act 1988;

     "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

     "VALUE ADDED TAX" and "VAT" mean value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it;

     references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and

     references to the "COMPANY" include each of the Subsidiaries.

2.   TAXATION WARRANTIES AND REPRESENTATIONS

     The Warrantors hereby jointly and severally warrant and represent to and for the benefit of the Purchaser in the terms set out in the following paragraphs of this schedule 4.

3.   GENERAL TAXATION MATTERS

3.1  RESIDENCE

     The Company is and always has been resident for Tax purposes only in the jurisdiction in which it is incorporated.

3.2  TAX PROVISIONS

     Full provision or reserve has been made in the Audited Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date and any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Audited Accounts and full provision has been made in the Audited Accounts for deferred Tax calculated in accordance with generally accepted accounting principles.

3.3  RETURNS

     The Company has properly and punctually made all returns and provided all information required for Tax purposes and none of such returns is disputed by the Inland Revenue or the Internal Revenue Services, as the case may be, or any other authority concerned (in the United Kingdom or elsewhere) and the Vendors are not aware that any dispute is likely, or that any event has occurred which would or might give rise to a payment under the Tax Deed.

3.4  PAYMENT OF TAX

     3.4.1 The Company has duly and punctually paid all Tax which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Tax and has not paid any Tax which it was and is not properly due to pay.

     3.4.2 The Company is not and never has been liable to pay corporation tax in accordance with the Corporate Tax (Instalment Payments) Regulations 1990.

3.5  AUDITS

     The Company has not in the last six years received any visit or inspection from any Tax authority.

3.6  SPECIAL ARRANGEMENTS AND CONCESSIONS

     3.6.1 Full details of any special arrangements and concessions (including, without limitation, any arrangements and concessions relating to the taxation of foreign exchange gains and losses and/or financial instruments and/or loan relationships) which relate to or affect the Company and which have been made with any Tax authority or relied upon by the Company, in either case within the last seven years, are set out in the Disclosure Letter.

     3.6.2 The Company has not taken any action which has had, or might have, the result of prejudicing or disturbing any such special arrangement or concession.

4.   DISTRIBUTIONS AND PAYMENTS

4.1  DISTRIBUTIONS

     4.1.1 No distribution within the meaning of Sections 209, 210 and 212 Taxes Act 1988 has been made by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

     4.1.2     No securities (within the meaning of Section 254(1) Taxes Act
               1988) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under
               Section 209(2)(e)(iii) Taxes Act 1988.

     4.1.3 The Company has not made or received any distribution which is an exempt distribution within Section 213 Taxes Act 1988.

     4.1.4 The Company has not received any capital distribution to which the provisions of Section 189 TCGA 1992 could apply.

     4.1.5 The Company has not used any credit, relief or set off that may be disallowed pursuant to Section 237 Taxes Act 1988.

     4.1.6 The Company has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of Section 249 Taxes Act 1988 could apply.

     4.1.7     The Company has not since incorporation:-

          (a) treated as franked investment income any qualifying distribution received which would fall to be treated as if it were a foreign income dividend pursuant to the provisions of schedule 7 of the Finance Act 1997; or

          (b) made any qualifying distribution which would fall to be treated as a foreign income dividend pursuant to the provisions of schedule 7 of the Finance Act 1997.

4.2  GROUP INCOME

     The Disclosure Letter contains particulars of all elections made by the Company under Section 247 Taxes Act 1988 and the Company has not paid any dividend without paying advance corporation tax or made any payment without deduction of income tax in the circumstances specified in sub-section (6) of that section. In respect of each such election the conditions of
     Section 247 Taxes Act 1988 have at all times and continue to be satisfied.

4.3  SURRENDER OF ADVANCE CORPORATION TAX

     The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to surrenders of advance corporation tax made or received by the Company under
     Section 240 Taxes Act 1988 and:

     4.3.1 the Company has not paid nor is liable to pay any amount in excess of the advance corporation tax surrendered to it nor for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax;

     4.3.2 the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it; and

     4.3.3 save in respect of this Agreement, there have not been in existence in relation to the Company any such arrangements as are referred to in Section 240(11) Taxes Act 1988.

4.4  ACT CARRY FORWARD

     There has been no major change in the business of the Company within the meaning of Section 245 Taxes Act 1988.

4.5  SURPLUS ACT

     The Company does not have and has not had at any time since immediately before 6 April 1999 any unrelieved surplus advance corporation tax within the meaning give to that term by Section 32 Finance Act 1988.

4.6  PAYMENTS UNDER DEDUCTION

     All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company has (if required by law to do so) provided certificates of deduction to such person and accounted to the Inland Revenue for the Tax so deducted.

4.7  PAYMENTS AND DISALLOWANCES

     No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of Sections 74, 125, 338, 577, 577A, 779 to 784, and 787 Taxes Act 1988 or otherwise.

5.   LOSSES

5.1  GROUP RELIEF

     5.1.1 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief to which the Company is or has been a party and:

          (a) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

          (b) the Company has not made nor is liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and equivalent to the Tax for which the Company would have been liable had it not been for the surrender;

          (c) the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it and no such payment is liable to be repaid;

          (d) the Company is not a dual resident investing company within the meaning of Section 404 Taxes Act 1988; and

          (e) save in respect of this Agreement, there have not been in existence in relation to the Company any such arrangements as are referred to in Section 410 Taxes Act 1988.

5.2  TAX LOSSES

     There has not within the three years preceding the date hereof been a major change in the business of the Company within the meaning of Section 768 Taxes Act 1988.

6.   CLOSE COMPANIES

6.1  CLOSE COMPANY

     6.1.1     The Company is not and has never been a close company.

     6.1.2 No distribution within Section 418 Taxes Act 1988 has been made by the Company.

     6.1.3 The Company has not made (and will not be deemed to have made) any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under
               Section 419 Taxes Act 1988.

     6.1.4 The Company is not, and has not since 31 March 1989 been, a close investment holding company within the meaning of Section 13A Taxes Act 1988.

     6.1.5 The Company has not expended or applied any sum liable to be regarded as income available for distribution pursuant to paragraph 8 schedule 19 Taxes Act 1988 (first business loans) and is not bound (contingently or otherwise) to expend or apply any such sum.

7.   ANTI-AVOIDANCE

7.1  SECTION 765 TAXES ACT 1988

     The Company has not without the prior consent of the Treasury been a party to any transaction for which consent under Section 765 Taxes Act 1988 was required. Where such consent would have been required but for the provisions of Section 765A(1) Taxes Act 1988, the Company has complied in full with the requirements of The Movements of Capital (Required Information) Regulations 1990 and a copy of the notification required pursuant thereto is annexed to the Disclosure Letter.

7.2  CONTROLLED FOREIGN COMPANIES

     7.2.1 The Company has no interest in the share capital of any company not resident in the United Kingdom for taxation purposes (or which is treated for the purposes of any double taxation convention as not being so resident) which is controlled by persons resident in the United Kingdom for taxation purposes and in which the Company has 10 per cent or more of the voting rights (a "CONTROLLED FOREIGN COMPANY").

     7.2.2 No enquiries have been made or intimated by the Inland Revenue in respect of any Controlled Foreign Company.

     7.2.3     No direction has been made by the Board of Inland Revenue under
               Section 747 Taxes Act 1988 in respect of any Controlled Foreign Company.

     7.2.4 Section 748(1) Taxes Act 1988 applies to each Controlled Foreign Company.

7.3  ANTI-AVOIDANCE

     7.3.1 The Company has not at any time entered into or been a party to a transaction or series of transactions either:

          (a) containing steps inserted without any commercial or business purpose; or

          (b) being transactions to which any of the following provisions could apply:

               Sections 703, 729, 730, 737, 739, 770 to 774, 776, 779, 780, 781
               or 786 Taxes Act 1988 or schedule 28AA Taxes Act 1988 or
               schedule 9 paragraph 13 Finance Act 1996 without in the appropriate cases, having received clearance in respect thereof from the Inland Revenue.

     7.3.2 The Company has never been requested to furnish information pursuant to notices served under Sections 745 or 778 Taxes Act 1988.

8.   CAPITAL ASSETS

8.1  BASE VALUES

     8.1.1     The Disclosure Letter contains full and accurate particulars of:

          (a) the extent to which the book value of an asset or a particular class of assets as shown in the Audited Accounts is in excess of either:-

               (1) the amount falling to be deducted under Section 38 TCGA 1992 from the consideration receivable on a disposal of that asset, or

               (2) the balance of the qualifying expenditure attributable to that asset or pool of assets, as the case may be, brought forward into the accounting period in which Completion will occur and save to the extent disclosed, no such excess exists; and

          (b) the extent to which provision for Tax in respect of such excess has been made in the Audited Accounts.

     8.1.2 No election under Section 35 TCGA 1992 is in effect in relation to the Company and full particulars are given in the Disclosure Letter of the first relevant disposal for the purposes of the said Section 35.

     8.1.3 The Disclosure Letter contains full and accurate particulars of all assets held by the Company on or after 6 April 1988 in respect of which relief is or would be available under schedule 4 TCGA 1992 upon disposal.

8.2  ROLL-OVER RELIEF

     The Disclosure Letter contains full and accurate particulars of all claims made by the Company under Sections 152 to 156, s.158, ss.242 to 245, s.247 or Section 248 TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to Section 165 or Section 175 TCGA
     1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

8.3  PRE-ENTRY LOSSES

     The Disclosure Letter contains details of all pre-entry losses falling within paragraph 1(2)(a) schedule 7A TCGA 1992 which have, or will have, accrued to the Company prior to Completion and details of all assets which, if disposed of on Completion, would give rise to an allowable loss.

8.4  DEPRECIATORY TRANSACTIONS

     No loss which might accrue on the disposal by the Company of any share in or security of any company is liable to be reduced by virtue of any depreciatory transaction within the meaning of Section 176 and Section 177 TCGA 1992 nor is any expenditure on any share or security liable to be reduced under Section 125 TCGA 1992.

8.5  VALUE SHIFTING

     The Company does not hold, and has not held, any shares upon the disposal of which Section 31 or 32 TCGA 1992 could apply.

8.6  CONNECTED PARTY AND INTRA-GROUP TRANSACTIONS

     8.6.1 The Company has not disposed of or acquired any asset to or from any person connected with it within Section 839 Taxes Act 1988 or in circumstances such that the provision of s.17 TCGA 1992 could apply to such disposal or acquisition.

     8.6.2 The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of Section 170(2) to (14) TCGA 1992.

     8.6.3 The Company has not made, and is not entitled to make, a claim pursuant to Section 172 TCGA 1992.

8.7  GROUP RECONSTRUCTIONS

     The Company has not been party to any scheme of reconstruction or reorganisation to which the provisions of Section 139 TCGA 1992, Section 703 Taxes Act 1988 or to which Section 343 Taxes Act 1988 could apply.

8.8  CHARGEABLE POLICIES

     The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.

8.9  GAINS ACCRUING TO NON-RESIDENT COMPANIES OR TRUSTS

     There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of Section 13 or Section 87 TCGA 1992.

8.10 COMPANY MIGRATION

     8.10.1    The Company is not a dual resident company for the purposes of
               Section 139(3) or Section 160 or Section 188 TCGA 1992.

     8.10.2 There are no circumstances pursuant to which the Company may become liable to tax pursuant to Section 185 (Deemed disposal of assets on company ceasing to be resident in U.K.), Section 186 (Deemed disposal of assets on company ceasing to be liable to U.K. tax), Section 187 (Postponement of charge on deemed disposal) TCGA 1992 or Section 132 (Liability of other persons for unpaid tax) Finance Act 1988 or Section 191 TCGA 1992 (Non-payment of tax by non-resident companies).

9.   CLAIMS, ELECTIONS AND CLEARANCES

9.1  CLAIMS BY THE COMPANY

     The Company has made no claim under any of the following:

     9.1.1     Section 279 TCGA 1992 (assets situated outside the United
               Kingdom);

     9.1.2     Section 24(2) TCGA 1992 (assets of negligible value);

     9.1.3 Section 280 TCGA 1992 (tax on chargeable gains payable by installments);

     9.1.4 Sections 242 and 243 Taxes Act 1988 (surplus franked investment income); or

     9.1.5 Section 584 Taxes Act 1988 (unremittable income arising outside the United Kingdom).

9.2  ELECTIONS

     The Disclosure Letter contains full particulars of all elections made by the Company under the following provisions:

     9.2.1 Section 524, 527 and 534 Taxes Act 1988 (lump sum receipts for patents and copyright);

     9.2.2     Section 37 Capital Allowances Act 1990 (short life assets); and

     9.2.3     Section 11 Capital Allowances Act 1990 (leasehold interests).

9.3  CLEARANCES

     There are annexed to the Disclosure Letter copies of all correspondence relating to applications for clearance under any enactment relating to Tax. All facts and circumstances material to such applications for clearance were disclosed in such applications.

10.  MISCELLANEOUS

10.1 ASSESSMENT OF TAX ON LESSEES

     No notice pursuant to Section 23 Taxes Act 1988 has been served on the Company.

10.2 LEASEHOLDS

     The Company is not liable to Tax under the provisions of Sections 34, 35 and 36 Taxes Act 1988 nor does it own any leasehold interest to which the said Section 35 may apply.

10.3 FOREIGN EXCHANGE GAINS AND LOSSES

     10.3.1 No exchange gain or loss of the Company has been calculated in accordance with schedule 15 Finance Act 1993 and regulations made thereunder.

     10.3.2 The Disclosure Letter contains full details of all claims to defer unrealised exchange gains made by the Company pursuant to
               Section 139 Finance Act 1993.

     10.3.3 The Disclosure Letter contains details of all debts to which the provisions of Chapter II of Part II Finance Act 1993 do not apply by virtue of Regulation 3 of the Exchange Gains and Losses (Transitional Provisions) Regulations 1994.

     10.3.4    The Company has not received any direction as referred to in
               Section 136(1)(d) or Section 136A(7)(b) Finance Act 1993.

10.4 FINANCIAL INSTRUMENTS

     10.4.1 The Company has not entered into any transaction for which the provisions of Section 165, Section 166 and Section 167 Finance Act 1994 could apply.

     10.4.2 The Disclosure Letter contains full details of all qualifying contracts with non resident persons for the purposes of
               Section 168 Finance Act 1994.

10.5 FINANCE LEASES

     The Company is not a party to any finance lease to which Schedule 12 Finance Act 1997 would apply.

10.6 LOAN RELATIONSHIPS

     10.6.1 The Company applies an authorised accruals method of accounting (as that term is defined in Section 85 Finance Act 1996) in respect of all loan relationships (as that term is defined in Section 81 Finance Act 1996) to which it is a party.

     10.6.2 The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of Chapter II of Part IV Finance Act 1996.

     10.6.3 The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party and to which Section 92 or Section 93 Finance Act 1996 applies.

     10.6.4 The Disclosure Letter contains full and accurate particulars of any debtor relationship (as that term is defined in Section 103 Finance Act 1996) of the Company which relates to a relevant discounted security (as that term is defined in paragraph 3 of schedule 13 Finance Act 1996) to which paragraph 17 or paragraph 18 of schedule 9 Finance Act 1996 applies.

     10.6.5 The Company has not entered into any transaction to which paragraph 11(1) of schedule 9 Finance Act 1996 applies.

     10.6.6 The Company has not been, and is not entitled to be, released from any liability which arises under a debtor relationship of that Company.

     10.6.7    The Disclosure Letter contains full and accurate particulars of
               (I) any loan relationship to which the Company is a party, whether as debtor or creditor, to which paragraph 8 of schedule 15 Finance Act 1996 has applied or will apply on the occurrence of a relevant event (as defined in paragraph 8(2)) in respect thereof; (ii) in each case, the amount of any deemed chargeable gain or deemed allowable loss which has arisen or will arise in consequence of that relevant event; and (iii) any election made pursuant to paragraph 9 of schedule 15 Finance Act 1996.

11.  TAXATION OF EMPLOYEES AND AGENTS

11.1 P.A.Y.E.

     The Company has properly operated the Pay As You Earn system, deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and punctually accounted to the Inland Revenue for all tax so deducted and all returns required pursuant to Section 203 Taxes Act 1988 and regulations made thereunder have been punctually made and are accurate and complete in all respects.

11.2 DISPENSATIONS AND P.A.Y.E AUDITS

     The Disclosure Letter contains full details of all dispensations obtained by the Company and all details of any visit from the Audit Office of the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

11.3 BENEFITS FOR EMPLOYEES

     11.3.1 The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

        11.3.2 The Company has not issued any shares in the circumstances described in Section 138(1) Taxes Act 1988 and has complied with Section 139(5) Taxes Act 1988.

        11.3.3 The Company has not issued any shares in the circumstances described in Section 77(1) and has complied with Section 85 Finance Act 1988.

        11.3.4 The Company has not made any payment to which Section 313 Taxes Act 1988 applies.

11.4    SLAVE COMPANIES

        Any payment made to or for the direct or indirect benefit of any person who is or might be regarded by any taxation authority as an employee of the Company is made to such person direct and is not made to any company or other entity associated with that person.

11.5    SUB-CONTRACTORS

11.6 The Company is not and never has been either a contractor or a sub-contractor for the purposes of Chapter IV Part XIII Taxes Act 1988.

11.7    NATIONAL INSURANCE

        The Company has paid all national insurance contributions for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

12.     STAMP DUTIES

12.1    STAMP DUTY

        The Company has duly paid or has procured to be paid all stamp duty on documents to which it is a party or in which it is interested and which are liable to stamp duty.

12.2    STAMP DUTY RESERVE TAX

        The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party or in respect of which it is liable to account for stamp duty reserve tax.

13.     VALUE ADDED TAX

13.1    COMPLIANCE

        The Company has complied with all statutory provisions and regulations relating to value added tax and has duly paid or provided for all amounts of value added tax for which the Company is liable.

13.2    TAXABLE SUPPLIES

        All supplies made by the Company are taxable supplies and the Company is not and will not be denied credit for any input tax by reason of the operation of Section 26 Value Added Tax Act 1994 and regulations made thereunder.

13.3    INPUT TAX

        All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business.

13.4    VAT GROUPS

        The Company is not and has not been, for value added tax purposes a member of any group of companies (other than that comprising the Company and the Subsidiaries alone) and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any value added tax chargeable against some other company except where that other company is a Subsidiary.

13.5    SECTION 8 SUPPLIES

        No supplies have been made to the Company to which the provisions of
        Section 8 Value Added Tax Act 1994 might apply;

13.6    OFFENCES

        The Company has not committed any offence contrary to Section 60 or
        Section 72 Value Added Tax Act 1994, nor has it received any penalty liability notice pursuant to Section 64(3), surcharge liability notice pursuant to Section 59, or written warning issued pursuant to Section 76(2) of that Act.

13.7    LIABILITY TO REGISTER

        The Company has not been and is not liable to be registered for value added tax otherwise than pursuant to the provisions of paragraph 1 schedule 1 Value Added Tax Act 1994.

13.8    SECURITY

        The Company has not been required to give security under paragraph 4 schedule 11 Value Added Tax Act 1994.

13.9    ELECTIONS

        The Disclosure Letter contains details and copies of all elections, together with the relevant notification, made by the Company pursuant to paragraph 2 schedule 10 Value Added Tax Act 1994.

13.10   DEVELOPERS

        The Company is not and has not since 1 August 1989 been in relation to any land, building or civil engineering work a developer within the meaning of paragraph 5(5) schedule 10 Value Added Tax Act 1994.

13.11   INTEREST

        The Company has not paid and is not liable to pay any interest pursuant to Section 74 Value Added Tax Act 1994.

13.12   CAPITAL GOODS SCHEME

        The Disclosure Letter contains full details of any assets of the Company to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply and in particular:

        13.12.1 the identity (including in the case of leasehold property, the term of years), date of acquisition and cost of the asset; and

        13.12.2 the proportion of input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

14.     INHERITANCE TAX AND GIFTS


14.1    POWERS OF SALE FOR INHERITANCE TAX PURPOSES

        There are not in existence any circumstances whereby any such power as is mentioned in Section 212 Inheritance Tax Act 1984 could be exercised in relation to any shares in, securities of, or assets of, the Company.

14.2    GIFTS

        14.2.1 The Company is not liable to be assessed to corporation tax on chargeable gains or to inheritance tax as donor or donee of any gift or transferor or transferee of value.

        14.2.2 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of
                Section 268 Inheritance Tax Act 1984.

        14.2.3 No Inland Revenue charge (as defined in Section 237 Inheritance Tax Act 1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company.

        14.2.4 The Company has not received any asset as mentioned in Section 282 TCGA 1992.

                        SCHEDULE 5 : PARTICULARS OF PREMISES


FREEHOLD PREMISES WITH REGISTERED TITLES

There are no Freehold Properties

                   LEASEHOLD PREMISES WITH REGISTERED TITLES
--------------------------------------------------------------------------------

                THERE ARE NO LEASEHOLD PREMISES WITH REGISTERED TITLES

                       LEASHOLD PREMISES WITH UNREGISTERED TITLES
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

  Demised Premises     Present Tenant         Date of and parties to       Term          Current principal yearly    Current use
                                              lease                                      rent
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------
 Suite 9,              Fulcrum Solutions      24.11.98                   12 months       L10,500                     Offices
 Grosvenor House,      Limited                (1) Andrew Paul
 45 The Downs                                 Jenkins
 Altrincham                                   (2) Fulcrum
                                              Solutions Limited
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

 Suite 10,             Fulcrum Solutions       24.11.98                  12 months       L10,500                     Offices
 Grosvenor House,      Limited                 (1)  Andrew Paul
 45 The Downs                                  Jenkins
 Altrincham                                    (2)  Fulcrum
                                               Solutions Limited
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

 Demised Premises      Present Tenant         Date of and parties to      Term           Current principal yearly     Current use
                                              lease                                      rent
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------
 2nd Floor             Fulcrum Solutions       24.06.97                 to 23.12.03      --                           Offices
 Ebury Gate            Limited                 (1) Premier Oil Plc
 Lower Belgrave                                (2) Fulcrum Solutions
 Street                                        Limited
 London
-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

 Ground Floor          Fulcrum Solutions       02.08.99                 5 years from     L51,000                      Offices
 10/12 Young Street    (Scotland) Limited      (1) Barra (UK) Limited   02.08.99
 Edinburgh                                     (2) Fulcrum Solutions
                                               (Scotland) Limited

-------------------- ---------------------- -------------------------- -------------- ---------------------------- ----------------

                           SCHEDULE 6 : EARN OUT PAYMENTS


1. The Earn Out Payments shall be calculated in accordance with the provisions of this schedule 6 and paid to each of the Vendors, pro-rata to their holding of Sale Shares as set out in the second column of schedule 1 ("Appropriate Percentage").

2.        In this schedule, where the context admits:

          "EARN OUT PERIOD" means each and any of the periods from the Completion Date to 31 December 2000 and the accounting periods ending 31 December 2001 and 2002;

          "EARN OUT LEVEL" means the amount set out opposite the relevant Operating Income Target in paragraph 3;

          "EXCHANGE RATE" means the US$1.62 to L1;

          "UNADJUSTED OPERATING INCOME" means (subject to paragraph 5 below) for each Earn Out Period the profits before interest and tax arising from Ordinary Activities as stated in the Relevant Accounts;

          "OPERATING INCOME ADJUSTMENTS" shall mean the following:

          there shall be excluded in the Operating Income:

          (i) all payments, charges or expenses for allocation of management, office overheads, executive, general and administrative expenses or other charges or expenses of the Purchaser, if any unless normally and historically incurred on behalf of the Company, its Subsidiaries and Whittman-Hart Limited;

          (ii) any National Insurance Contribution paid by the Company upon the exercise of any options by employees of the Company pursuant to an unapproved scheme relating to shares in the Purchaser; and

          (iii) any capitalised leasehold improvements and all other capitalised facility costs which are not recoverable in the course of Ordinary Activities; but there shall be included in the Operating Income:

          (iv) any such payments, charges or expenses directly relating or capable of being allocated to the conduct of Ordinary Activities or the operation, administration and management of the Ordinary Activities;

          (v) all gross profits derived from contracts won or business conducted by an employee of Fulcrum Solutions Inc., but for the benefit and on behalf of the Purchaser's Group; and

          (vi)  the amount of any payment made to the Purchaser under Clauses
                5.6.2 or 5.6.3.

          "OPERATING INCOME TARGET" means the targets as to the Operating Income for each Earn Out Period set out in paragraph 3;

          "OPERATING INCOME" shall be ascertained as follows:-;

          (a) For each month during an Earn Out Period, two directors of the Company of whom one is and one is not a Vendor Director shall agree the Operating Income Adjustments for that month in respect of each of the Company, its Subsidiaries and Whittman-Hart Limited within 15 Business Days of the end of the month.

          (b) As soon as practicable, in any event no later than 90 days after the end of an Earn Out Period, the Purchaser shall procure that the Relevant Accounts are prepared and approved.

          (c) The Unadjusted Operating Income shall be adjusted by the application of the aggregate monthly Operating Income Adjustments agreed pursuant to paragraph (a) and such adjusted figure shall be the "Operating Income" for that Earn Out Period.

          (d) In the event that the two directors referred to in paragraph (a) are unable to agree the monthly Operating Income Adjustments within 15 Business Days of the end of a month, the matter shall be referred to all directors of the Company who shall use their best endeavours in good faith to agree the monthly Operating Income Adjustments within 10 Business Days of the matter being referred to them.

          (e) In the event that the directors referred to in paragraph (d) are unable to agree the monthly Operating Income Adjustments within the 10 Business Day period, the dispute shall be referred to the executive committee of the Purchaser for determination within 10 Business Days of the matter being referred to it.

          (f) In the event that the monthly Operating Income Adjustments are not determined within the 10 Business Day period pursuant to paragraph (e), either the Purchaser or the Vendor Directors may by notice to the other, refer the dispute to the auditors for the time being of the Company who shall act as an Expert and whose decision shall be final and binding on the parties. All costs relating to such determination shall be borne equally between the Purchaser and the Vendors in the absence of any direction by the Expert.

          "ORDINARY ACTIVITIES" means the business of the Company and its Subsidiaries as at the Completion Date and the business of Whittman-Hart Limited both prior to and after its transfer to the Company after Completion;

          "RELEVANT ACCOUNTS" means the audited financial statements of the Company and the Subsidiaries and Whittman-Hart Limited made up to the end of each Earn Out Period prepared in accordance accounting practices generally accepted in the United Kingdom or the United States, as the case may be, applying bases and policies which have been consistently applied in audited financial statements previously applied by the Company, its Subsidiaries and Whittman-Hart Limited;

3. The Operating Income Levels and Earn Out Levels for each Earn Out Period are as follows:

          EARN OUT PERIOD ENDING 31 DECEMBER 2000:

          Operating Income Target                                          Earn Out Levels
          (US$million)                                                     (US$million)
          8.10                                                             16.0

          7.49                                                             14.0

          6.75                                                             10.0

          6.00                                                             5.0

          4.51                                                             0


          EARN OUT PERIOD ENDING 31 DECEMBER 2001:

          Operating Income Targets                                         Earn Out Levels
          (US$million)                                                     (US$million)

          14.70                                                            21.0

          13.46                                                            16.0

          11.67                                                            8.0

          9.86                                                             4.0

          8.97                                                             0


          EARN OUT PERIOD ENDING 31 DECEMBER 2002:

          Operating Income Target                                          Earn Out Levels
          (US$million)                                                     (US$million)

          21.50                                                            15.0

                                     76

          20.10                                                            10.0

          19.23                                                            7.0

          17.49                                                            3.0

          15.72                                                            0

4.        For each Earn Out Period, the Earn Out Payment shall be:

4.1 in the case of the Operating Income (rounded up or down to the nearest ten thousand pounds sterling), expressed in US Dollars in accordance with the Exchange Rate, for the relevant Earn Out Period equalling an Earn Out Target, the Earn Out Level; or

4.2 in the case of the Operating Income (rounded up or down to the nearest ten thousand pounds sterling), expressed in US Dollars in accordance with the Exchange Rate, for the relevant Earn Out Period when expressed as a percentage of the Operating Income Target, falling between two Operating Income Levels, the prorated amount of the relevant band of the Earn Out Level; or

4.3 in the case of the Operating Income (rounded up or down to the nearest ten thousand pounds sterling), expressed in US Dollars in accordance with the Exchange Rate, for the relevant Earn Out Period being above the highest Operating Income Target, the sum of the highest Earn Out Level plus 50% of the amount by which the Operating Income for that Earn Out Period ("Earn Out Bonus") exceeds the highest Operating Income Target for that Earn Out Period.

5. In any Earn Out Period the Operating Income for that period will be used to calculate performance against the Earn Out Target. If the Operating Income exceeds the highest Operating Income Target for that period then the surplus will first be carried back to any previous period where the highest Operating Income Target was missed and used to re-calculate the Earn Out Level for that period. Following such carry back, the Operating Income surplus in that current period will be re-calculated as stated in paragraph (c) of the definition of Operating Income. If the Operating Income is below the highest Operating Income Target for the period then any excess from previous periods will be carried forward and used in the Earn Out calculation for that current year, subject to the prior application of any previous carry back. Any Earn Out Bonus previously paid on carried forward Operating Income will be subtracted from the revised Earn Out Payment.

6. The Purchaser shall satisfy the Earn Out Payment due to the Vendors by issuing the Stock Value Equivalent as at the end of the relevant Earn Out Period of the amount of the Earn Out Payment.

7.        The following provisions are to apply throughout the Earn Out Periods:

7.1 The Vendors may by notice in writing addressed to the Company appoint, remove and replace two directors of the board of the Company and Whittman Hart Limited ("Vendor Directors") such directors to be appointed after prior consultation with and with the approval of the Purchaser, such approval not be to unreasonably withheld.

7.2 The Purchaser will not without the written consent of the Vendors initiate or implement any action with the intention of materially prejudicing or frustrating the achievement of the Operating Income Targets provided that nothing in this paragraph 7.2 shall prevent the Purchaser from taking any action through acquisitions or otherwise for the long term benefit of the Company, its Subsidiaries and/or Whittman-Hart Limited.

7.3 Separate accounts covering the combined operations of the Company, its Subsidiaries and Whittman-Hart Limited shall until otherwise agreed by the parties be maintained at all times notwithstanding the acquisition of any further companies or businesses and their merger with any such entities.

7.4 The Purchaser shall use its reasonable endeavours to ensure that all non-UK personnel of Whittman-Hart Limited have, at all relevant times, valid visas and work permits provided that the Purchaser shall not be liable under this paragraph 7.4 if any such visa or work permit is revoked or otherwise not renewed for reasons beyond its reasonable control, including for the avoidance of doubt, any changes to the relevant law or regulation or application of any governmental discretion or any action or omission by the relevant personnel giving rise to such revocation or non-renewal.

7.5 Subject to any third party consent or any terms of any bank facilities or other funding arrangements, the Purchaser will provide that such working capital and other financial resources set out in a budget in respect of Ordinary Activities for each Earn Out Period to be adopted by the directors of the Company and approved by the Purchaser, are made available in timely fashion to the Company, its Subsidiaries and Whittman-Hart Limited.

8.1 The Purchaser may at any time during any Earn Out Period in its absolute discretion notify the Vendors that the Earn Out Targets shall no longer apply and the Vendors shall be entitled to all subsequent Earn Out Payments calculated on the basis that the maximum Earn Out Target is deemed to have been achieved in each Earn Out Period and paid in accordance with paragraph 6.

8.2 Immediately upon the service of the notice referred to in paragraph 8.1, the covenants set out in paragraph 7 shall no longer apply.

                SCHEDULE 7 : WARRANTORS' AND PURCHASER'S PROTECTION

1.        INTERPRETATION

          In this schedule where the context admits "RELEVANT CLAIM" means any claim in connection with any of the Warranties, the Indemnities or the Tax Deed and any claim in connection with the Warranty set out in paragraph 16 of schedule 3 shall mean a "US RELEVANT CLAIM".

2.        FINANCIAL LIMITS

2.1       AGGREGATE LIMIT

          The aggregate liability of the Warrantors in respect of this Agreement and the Tax Deed and all claims relating thereto shall be limited to the Consideration as finally determined and received by the Warrantors.

2.2       THRESHOLDS

          2.2.1 The Warrantors shall not be liable in respect of a Relevant Claim other than a US Relevant Claim unless:-

          (a) the liability of the Warrantors in respect of that Relevant Claim (ignoring any liability for costs, expenses and interest) exceeds US$15,000; and

          (b) the aggregate liability (not counting for any purpose any liability below US$15,000) of the Warrantors in respect of all Relevant Claims exceeds US$200,000 in which case the Warrantors shall be liable for the whole and not just the amount by which the aggregate liability exceeds such amount.

          2.2.2 The Warrantors shall not be liable in respect of US Relevant Claims unless the liability in respect of such US Relevant Claims exceed US$100,000.

          2.2.3 The Purchaser shall not be liable in respect of claims in connection with clause 5.7.1(c) unless such claims exceed US$400,000.

2.3       LIABILITY

          For the purpose of paragraph 2.2 the liability of the Warrantors in respect of a Relevant Claim or a US Relevant Claim or the Purchaser in respect of a claim under clause 5.7.1(c), as the case may be, shall mean the amount in respect of such claim for which the Warrantors or Purchaser, as the case may be, admit liability in writing or are found to be liable by a court of competent jurisdiction.

3.        TIME LIMITS

3.1       NOTICE TO WARRANTORS OR PURCHASER

          3.1.1 The Warrantors shall have no liability in respect of any Relevant Claim (other than a US Relevant Claim) unless the Purchaser shall have given notice in writing to the Warrantors of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof (detailing the Purchaser's calculation of the loss thereby alleged to have been suffered by it), such notice to be given as soon as reasonably practicable and in any event not later than 31 March 2002 in the case of the Warranties set out in Schedule 3 other than in respect of a US Relevant Claim, 7 years after the date of Completion in respect of a relevant claim under Schedule 4 or the Tax Deed.

          3.1.2 The Warrantors shall have no liability in respect of a US Relevant Claim unless the Purchaser shall have given notice in writing to the Warrantors of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount in respect thereof (detailing the Purchaser's calculation of the loss thereby alleged to have suffered by it) such notice to be given as soon as reasonably practicable and in any event no later than the date referred to in paragraph 3.1.3.

          3.1.3 The Purchaser shall have no liability in respect of a claim in connection with clause 5.7.1(c) unless the Vendors shall have given notice in writing to the Purchaser of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount in respect thereof (detailing the Vendors' calculation of the loss thereby alleged to have suffered by them) such notice to be given as soon as reasonably practicable and in any event no later than 3 months after the approval of the audited accounts for Whittman-Hart Limited by its board of directors for the year ending 31 December 1999.

3.2       COMMENCEMENT OF PROCEEDINGS

          All and any liability of the Warrantors in respect of any Relevant Claim notified to the Representatives in accordance with paragraph
          3.1 shall (if such claim has not previously been satisfied, settled or withdrawn) be extinguished on the expiry of nine months from the date of such notification in the case of the Warranties set out in schedule 3 and six months after the seventh anniversary of the date of Completion Date in the case of the Warranties set out in
          Schedule 4 or the Tax Deed unless the Purchaser shall within such period have issued and validly served on the Warrantors proceedings in respect of such claim.

3.3       EXCESS PROVISIONS, OVERVALUES, UNDERVALUES AND WRITTEN-OFF AMOUNTS

3.4       If and to the extent that:

          3.4.1 the amount of any allowance, provision or reserve (other than any provision or reserve for Tax) made in the Audited Accounts or otherwise taken into account or reflected therein is found to be in excess of the matter for which such allowance, provision or reserve was made; or

          3.4.2 any asset is found to have been included at an undervalue in the Audited Accounts or any liability (other than any liability for Tax) is found to have been included at an overvalue in the Audited Accounts; or

          3.4.3 any sum is received by the Company or any Subsidiary which has previously been written off as irrecoverable in its accounts,

          then the amount of any such excess, undervalue, overvalue or receipt as the case may be (the "EXCESS AMOUNT") shall be credited against and applied in relieving the Warrantors from any liability they would otherwise incur in respect of any claims under the Warranties, or at the option of the Warrantors shall be credited against and applied in or towards satisfaction of any claims which the Purchaser may have against the Warrantors under the Tax Deed.

4.        ACCOUNTING BASES ETC.

          The Warrantors shall not be liable in respect of any claim under the Warranties or to the extent that it arises or is increased as a result of any change after Completion in the accounting bases, policies, practices or methods applied in preparing any accounts or valuing any assets or liabilities of the Company from those used in preparing the Audited Accounts save to the extent necessary to bring such policies etc into line with generally accepted accounting practice.

5.        ACTS OF PURCHASER OR VENDORS ETC.

          Neither the Warrantors nor the Purchaser, as the case may be, shall be liable in respect of a claim under the Warranties or clause 5.7.1(c), as the case may be, to the extent that the claim is attributable (in whole or in part) to any voluntary act, omission or transaction carried out by or at the request of or with the consent of the Purchaser or any of its Affiliates or the Vendors, as the case may be, or any of their respective successors in title or assigns on or after Completion other than any such act, omission or transaction carried out in the ordinary and proper course of business.

6.        RECOVERY FROM THIRD PARTIES

6.1       COVERED LOSSES

          Neither the Warrantors nor the Purchaser, as the case may be, shall be liable in respect of any claim under the Warranties or clause 5.7.1(c) as the case may be, to the extent that the claim relates to a Covered Loss. A Covered Loss means:

          6.1.1 any loss which is covered by and recovered under any insurance in force at the relevant time for the benefit of the Company any of its Subsidiaries or Whittman-Hart Limited, as the case may be;

          6.1.2 any loss in respect of which the Company or any of the Subsidiaries or Whittman-Hart Limited has any other right of recovery against, or indemnity from, any person other than the Warrantors or the Purchaser, (whether under any provision of law, contract or otherwise howsoever) provided that in respect of a claim made by the Purchaser, the Purchaser need not take any action which the Purchaser or the Company reasonably considers to be materially prejudicial to its commercial interests.

6.2       ACCOUNTING TO WARRANTORS

          6.2.1 If the Warrantors pay to or for the benefit of the Purchaser, the Company or any Subsidiary an amount in respect of any claim under the Warranties and the Company or any Subsidiary or any member of the Purchaser's Group subsequently receives from any other person any payment or benefit in respect of the matter giving rise to such claim, the Purchaser shall thereupon pay to the Warrantors an amount equal to the payment or benefit received (except to any extent that the liability of the Warrantors in respect of the Relevant Claim was reduced to take account of such payment or benefit).

          6.2.2 If the Purchaser pays to or for the benefit of any Vendor an amount in respect of any claim under clause 5.7.1(c) and the Vendors subsequently receive from any other person any payment or benefit in respect of the matter giving rise to such claim, the Vendors shall thereupon pay to the Purchaser an amount equal to the payment or benefit received (except to any extent that liability of the Purchaser in respect of such claim was reduced to take account of such benefit or payment).

7.        RELATED BENEFITS

          In assessing any damages or other amounts payable in respect of a claim under the Warranties or clause 5.7.1(c) there shall be taken into account any related savings or other net benefits which become available to the Purchaser or the Vendors.

8.        NO DUPLICATION OF RECOVERY

8.1       LOSS OTHERWISE COMPENSATED

          Neither the Warrantors nor the Purchaser shall be liable in respect of any claim under the Warranties or clause 5.7.1(c) to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser or the Vendors as the case may be.

8.2       NO DOUBLE RECOVERY

          Neither the Purchaser nor the Vendors shall be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

9.        CONDUCT OF CLAIMS

9.1 If either the Purchaser or the Vendors, as the case may be, become aware of a claim made against it or them that may constitute a Relevant Claim or a US Relevant Claim for which the Warrantors may be liable, or a claim in respect of clause 5.7.1(c), as the case may be, for which the Purchaser may be liable, the Vendors or the Purchaser, as the case may be, shall:

          (a) notify the Warrantors or the Purchaser, as the case may be, as soon as practicable of the matter and consult with the Warrantors or the Purchaser, as the case may be, in good faith with respect to the matter; and

          (b) if the matter becomes or has become the subject of proceedings then the Purchaser shall consult with the Warrantors in good faith or vice versa to achieve the best possible resolution of such proceedings.

9.2 In respect of claims referred to in paragraph 9.1 the Warrantors or the Purchaser, as the case may be, shall provide any assistance (including the provision of information) as reasonably may be requested and required by the Purchaser or the Warrantors, as the case may be, in dealing with such claim and the conduct of it.

Signed by                        )  /s/ Mark Robinson
MARK ROBINSON                    )  ...........................................




Signed by                        )  /s/ Steven Anderson
STEVEN ANDERSON                  )  ...........................................




Signed by                        )  /s/ David Kilpatrick
DAVID KILPATRICK                 )  ...........................................




Signed by                        )  /s/ Daniel Keating
DANIEL KEATING                   )  ...........................................




Signed by                     as )  /s/ David Kilpatrick
attorney for TONY J BATTING      )  ...........................................




Signed by                     as )  /s/ David Kilpatrick
attorney for ZAG ASGHAR          )  ...........................................




Signed by                     as )  /s/ David Kilpatrick
attorney for PHILIP BRINE        )  ...........................................




Signed by                     as )  /s/ David Kilpatrick
attorney for DESMOND BUTCHER     )  ...........................................

Signed by                     as )  /s/ Mark Robinson
attorney for FIONA CANNONS       )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for NICHOLAS GARNETT    )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for SEAN HOBAN          )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for XERXES HODIVALA     )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for ROGER JONES         )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for RUKASH KUMAR        )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for JANE MARSH          )  ...........................................

Signed by                     as )  /s/ Steven Anderson
attorney for BEN NICHOLSON       )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for GARY PIPER          )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for GEOFF POPLE         )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for DAVID SCOTT         )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for KEVIN SULLEY        )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for RYAN J WARD         )  ...........................................




Signed by                     as )  /s/ Steven Anderson
attorney for RACHI WEERASINGHE   )  ...........................................

Signed by                     as )  /s/ Mark Robinson
attorney for ANTHONY WOODS       )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for STEPHEN GRAHAM      )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for DAVID HOPE          )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for STEWART GABRIEL     )  ...........................................




Signed as a Deed by           as )  /s/ Mark Robinson
attorney for GARY ATKINSON       )  ...........................................




Signed by                     as )  /s/ Mark Robinson
attorney for TIMOTHY A. BUCKLEY  )  ...........................................

Signed by                     as )  /s/ Daniel Keating
attorney for DAVID CARRIGHAN     )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for MARK CLEWETT        )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for KAREN A. EDWARDS    )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for JOHN GRAY           )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for TIM HOPPER          )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for PAUL JOHNSON        )  ...........................................




Signed by                     as )  /s/ Daniel Keating
attorney for ANDREW LAMONT       )  ...........................................

Signed by                     as )  /s/ David Kilpatrick
attorney for CHRIS MOSS          )  ...........................................




Signed by                     as )  /s/ David Kilpatrick
attorney for PHILIP R. THOMPSON  )  ...........................................




Signed by                   )
For and on                  )
behalf of                   )       /s/ Edward V. Szofer /s/ Bert B. Young
WHITTMAN-HART INC.                 )......................................
                                    Duly authorised representative